                FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT,
                   ASSIGNMENT, OPTION, MANAGEMENT AGREEMENT,
              GAS PURCHASE AGREEMENT AND LIMITED POWER OF ATTORNEY


         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, ASSIGNMENT, OPTION, MANAGEMENT AGREEMENT, GAS PURCHASE AGREEMENT AND LIMITED POWER OF ATTORNEY (this "First Amendment") is entered into this 25th day of April, 1996, but effective as of May 1, 1996 (the "Effective Date"), by and between HS RESOURCES, INC., a Delaware corporation having an address of 1999 Broadway, Suite 3600, Denver, Colorado 80202 ("Seller") and WATTENBERG GAS INVESTMENTS, LLC, a Delaware limited liability company having an address of 82 Devonshire Street, R22C, Boston, Massachusetts 02109 ("Buyer").


                                    Recitals

         A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated December 1, 1995, whereby Buyer purchased from Seller certain oil and gas leases, mineral interests and overriding royalty interests, limited to certain formations in certain wellbores located in Adams, Weld and Yuma Counties in the State of Colorado (referred to herein as the "Agreement"). Any capitalized terms herein shall have the meaning given them in the Agreement, unless the context indicates otherwise.

         B. Pursuant to the Agreement, Seller and Buyer entered into (i) the Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132527 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468472 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479553 in the real property records of Yuma County, Colorado (collectively, the "Original Assignment"); (ii) the Option to Purchase Oil and Gas Interests dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132528 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468473 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479554 in the real property records of Yuma County, Colorado (collectively, the "Original Option"); (iii) the Management Agreement dated effective December 1, 1995, a memorandum of which was recorded December 20, 1995 at Reception No. 132529 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468474 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479555 in the real property records of Yuma County, Colorado (collectively, the "Management Agreement"); (iv) that unrecorded Gas Purchase Agreement dated December 14, 1995, effective





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December 1, 1995 between Buyer and Seller (the "Gas Purchase Agreement"); and
(v) that unrecorded Limited Power of Attorney dated December 14, 1995, effective December 1, 1995 from Buyer to David G. Stolfa (the "Limited Power of Attorney").

         C. Pursuant to Section 9.1 of the Agreement, Buyer received a Tax Opinion from Arthur Andersen LLP ("AA") with respect to the tax treatment of the transactions contemplated in the Agreement, including, among other matters, certain tax consequences of a Conveyance and the resulting Recompletion Production Payment and Recompletion Note based upon certain assumptions and representations. Pursuant to Section 8.1(b) of the Agreement, the Tax Opinion was to be updated to address tax consequences of any Conveyance, and to take into account interim factual and legal developments. The rescission rights of Buyer under Section 9.2 of the Agreement have lapsed.

         D. Seller and Buyer desire to (i) modify the Credit Payment Amount commitments of Buyer with respect to Conveyances, (ii) reconvey sidetrack wellbore drilling rights to Seller, (iii) release Buyer from certain obligations with respect to sidetrack wellbores, and (iv) adopt correlative amendments to the Agreement, the Original Assignment, the Original Option and the Management Agreement.

         E. Seller has identified certain additional mineral, oil and gas leases and overriding royalty interests recently acquired from Freedom Energy, Inc., a Colorado corporation (as identified on Exhibit A attached hereto, the "Freedom Leases") with respect to certain tax credit-qualified wells (as identified on Exhibit B attached hereto, the "Freedom Wells"). Such tax credit-qualified mineral, leasehold and overriding royalty interests are referred to herein as the "Freedom Assets." Seller desires to sell and Buyer desires to purchase the Freedom Assets in accordance with the terms and conditions of the Agreement, as amended by this First Amendment.

         F. Seller and Buyer desire to amend the Agreement, the Management Agreement, the Gas Purchase Agreement and the Limited Power of Attorney to include the Freedom Assets, and to enter into a separate assignment and option (collectively, the "Freedom Documents") with respect to the Freedom Assets.

         G. Seller and Buyer agree to amend the Agreement, the Original Assignment, the Original Option, the Management Agreement, the Gas Purchase Agreement and the Limited Power of Attorney, and to enter into the Freedom Documents, all in accordance with the provisions set forth below.

         NOW THEREFORE, in consideration of $10.00 and other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:





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                                   Agreement

         1. Exhibit A Supplement for Freedom Leases. The Exhibit A attached to the Agreement, the Management Agreement, the Gas Purchase Agreement and the Limited Power of Attorney is hereby supplemented with the Exhibit A attached to this First Amendment. Except with respect to Sections 7.8, 7.9,
7.13 and 7.19 of the Agreement, references in the Agreement, the Management Agreement, the Gas Purchase Agreement and in the Limited Power of Attorney to Lease(s) shall include the Freedom Leases, and the provisions of those documents, as amended by this First Amendment, which apply to Leases shall also apply to Freedom Leases.

         2. Exhibit B Supplement for Freedom Wells. The Exhibit B attached to the Agreement, the Management Agreement, the Gas Purchase Agreement and the Limited Power of Attorney is hereby supplemented with the Exhibit B attached to this First Amendment. Except with respect to Sections 7.6, 7.9, 7.11, 7.12, 7.15 and 7.24 of the Agreement, references in the Agreement, the Management Agreement, the Gas Purchase Agreement and in the Limited Power of Attorney to Well(s) shall include the Freedom Wells, and the provisions of those documents, as amended by this First Amendment, which apply to Wells shall also apply to Freedom Wells.

         3. Supplement to Assets and Tax Credits. References in the Agreement and in the Management Agreement to Assets shall include the Freedom Assets described below in Section 9, except with respect to Sections 1, 2, 3, 4, 7.10, 7.14, 7.19, 9.1, 9.2, 9.3, 11 and 12 of the Agreement, and except as amended by this First Amendment; provided that any references to "Effective Date" in the effective provisions of the Agreement with respect to the Freedom Assets shall mean the Effective Date of this First Amendment. References in the Agreement and in the Management Agreement to Tax Credits shall include the Freedom Tax Credits described below in Section 11.k.(1)(b).

         4. Freedom Purchase Price. The purchase price for the Freedom Assets shall be $340,000 (the "Freedom Purchase Price"). Upon Closing of this First Amendment, Buyer shall pay to Seller and Seller shall acknowledge receipt by wire transfer of immediately available funds an amount equal to the Freedom Purchase Price.

         5. Adjustment of Credit Payment Amount. The definition of Credit Payment Amount in Section 1.1 of the Original Assignment is hereby amended.
The reference to "$15,000,000" shall be deleted and replaced with "$9,000,000". Correspondingly, the reference in Paragraph 1.a.(ix) of the Original Option is hereby amended. The reference to "$15,000,000" shall be deleted and replaced with "$9,000,000".

         6. Elimination of Sidetrack Wellbore Obligations. In consideration of the Reconveyance described below in Section 7.a.





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and other agreements set forth herein, Section 8 and Exhibit X of the Agreement are hereby deleted in their entirety. All references to any sidetrack wellbore, Sidetrack Wellbore Proposal, Conveyance, Actual Additional Hydrocarbons, Recompletion Production Payment, Recompletion Note, Recompletion Note Payment and Recompletion Cash Payment throughout the Agreement, the Original Assignment, the Original Option and the Management Agreement shall be deleted and the language of each respective document shall be modified to accommodate such deletions.

         7.      Sidetrack Wellbore Rights.

                 a. Reconveyance. Buyer shall convey to Seller the right to drill sidetrack wellbores from the Wells to new reserves, as authorized by appropriate federal, state and local governmental agencies, and the right to all production from such sidetrack wellbores pursuant to a conveyance in a form substantially similar to the form of Conveyance of Drilling Rights attached hereto as Exhibit P (the "Reconveyance"). Seller shall be responsible for all costs and liabilities associated with drilling, completion, operation and marketing conducted pursuant to the Reconveyance.

                 b.       Allocation of Commingled Production and Costs.
         Section 13.6 of the Agreement is deleted in its entirety and replaced with the following provisions of this Section 7.b.

         Seller may have interests in the lands covered by the Leases that are not part of the Assets ("Seller's Interests"), which are producing hydrocarbons into a Well and such hydrocarbons are commingled with the hydrocarbons produced from the Assets. Likewise, hydrocarbons from sidetrack wellbores may be commingled with hydrocarbon production from the reserves identified in the Reserve Report or the Freedom Reserve Report. Seller shall use reasonable efforts to ensure that hydrocarbon production from the Wells is allocated between Seller's Interests and the Assets and between hydrocarbons produced from sidetrack wellbores and the reserves identified in the Reserve Report or Freedom Reserve Report, respectively, on a reasonable basis, consistent with industry standards and in accordance with procedures, if any, that have been approved by appropriate state and federal agencies. Costs and expenses which are attributable to a Well which also produce hydrocarbons attributable to Seller's Interests shall be allocated between Seller' Interests and the Assets in accordance with the allocation between hydrocarbon production from the Seller's Interests and hydrocarbon production from the Assets; provided that costs and expenses directly attributable to Seller's Interests will be allocated to and debited against the





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         Seller, and costs and expenses directly attributable to the reserves identified in the Reserve Report or Freedom Reserve Report will be allocated to and debited against the Net Profits Account under the Original Assignment or Freedom Assignment, respectively.

                 c. Seller to Serve as Buyer's Representative. The definition of Services in Section 2.1 of the Management Agreement, and as contemplated in the Limited Power of Attorney, is amended to authorize and empower Seller (as Manager under the Management Agreement) to be the representative of Buyer (as the Company under the Management Agreement) as to all hearings, proceedings, filings, permits, bonds, licenses or such other similar matters as they relate to the drilling of sidetrack wellbores from the Wells (including the Freedom Wells) and which relate to any governmental, quasi-governmental or regulatory body or agency (other than the Internal Revenue Service), and to execute all applications, permits, orders, consents, waivers and agreements, as such relate to the Wells with respect to such body or agency. Should a conflict arise between the interests of Seller and Buyer regarding the foregoing matters, Seller shall advise Buyer of (i) any such conflict, and (ii) Buyer's right to represent itself with respect to such matters.

         8. Purchase and Sale of Freedom Assets. Seller agrees to convey the Freedom Assets to Buyer and Buyer agrees to purchase the Freedom Assets from Seller, all pursuant to the terms and conditions of this First Amendment. Seller will convey the Freedom Assets subject to (i) a production payment (the "Freedom Production Payment"), a reversionary interest (the "Freedom Reversion Interest") and other reservations and obligations as specifically set forth in the Wellbore Assignment of Oil and Gas Leases With Reservation of Production Payment in a form substantially similar to Exhibit C attached hereto (the "Freedom Assignment"), and (ii) the Option To Purchase Oil and Gas Interests to be granted to Seller at Closing in a form substantially similar to Exhibit D attached hereto (the "Freedom Option").

         9. The Freedom Assets. The "Freedom Assets" shall be all of the following:

                 a. Leases, Mineral Interests, Overrides and Wells. Seller's right, title and interest in and to the oil and gas leases and mineral interests described in Exhibit A attached hereto, including any and all overriding royalty interests owned by Seller in such leases, but insofar and only insofar as said leases and mineral interests cover the right to produce the wells described in Exhibit B attached hereto from the intervals identified in Exhibit B in such wells as of the Effective Date (the above described interest in





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         such leases and mineral interests being herein called the "Freedom
         Leases" and the above described interest in such wells being herein called the "Freedom Wells"), and subject to any restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to such Freedom Leases and Freedom Wells;

                 b. Incidental Rights. All of Seller's right, title and interest in and to the following insofar and only insofar as same are attributable to the Freedom Leases and the Freedom Wells:

                                    (1)       Unitization and Pooling
                          Agreements. All presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Freedom Leases and Freedom Wells, and in and to the properties covered and the units created thereby;

                                    (2)       Personal Property.  The personal
                          property and fixtures that are appurtenant to the Freedom Wells, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment appurtenant to such Freedom Wells;

                                    (3)       Agreements.  All presently
                          existing and valid oil and gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights-of-way, easements, permits, surface leases and other contracts, agreements and instruments, but specifically excluding any management agreements.

                 Seller shall remain co-owner of any "Agreements," "Personal Property" and "Unitization and Pooling Agreements" to the extent they pertain to any property or formation owned by Seller that is not exclusively part of the Freedom Wells.

                 10. Buyer's Representations and Warranties. The representations and warranties of Buyer given in the Agreement shall be true and correct with respect to the Freedom Assets as of the date of this First Amendment.

                 11. Seller's Representations and Warranties. Except as expressly provided in this Section 11, the representations and warranties of Seller given in the Agreement shall be true and correct with respect to the Freedom Assets as of the date of this First Amendment.





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
                          a. Freedom Reserve Report. The term "Freedom Reserve Report" shall mean the reserve report prepared by Seller and dated May 1, 1996, which is based on reserves as of December 31, 1995, as adjusted by actual production from January 1, 1996 through May 1, 1996, and attached hereto as Exhibit E. Only the Freedom Wells were evaluated in the Freedom Reserve Report. To Seller's best knowledge, the average price for sales of hydrocarbons (based on contract prices for existing effective contracts and estimates of regional spot prices adjusted for regional transportation costs), historical costs of operations, production volumes, and payout data used by Seller in the preparation of the Freedom Reserve Report were, on the dates so used, accurate in all material respects.

                          b. Liens. The representation of Seller with respect to Encumbrances and Permitted Encumbrances in Section
                 7.8 of the Agreement shall apply to the Freedom Assets, except that any references to WI and NRI with respect to the Freedom Assets shall be to the WIs and NRIs set forth on Exhibit B attached hereto.

                          c. Title. Seller has Defensible Title to the Freedom Leases and Freedom Wells. The term "Defensible Title" means such title of Seller in the Freedom Leases that, subject to and except for the Permitted Encumbrances, entitles Seller to receive an interest in production from the Freedom Wells not less than the respective NRIs in the Wells as set forth on Exhibit B, and entitles Seller to own the respective WIs in the Freedom Wells as set forth on Exhibit B under applicable state law and for federal income tax purposes. Any Freedom Well or Freedom Lease for which Seller has less than Defensible Title as of the date of this Agreement shall be called a "Defective Interest." Buyer's exclusive remedy for Seller's breach of this representation and warranty is set forth in Section 13.3 of the Agreement.

                          d.      Preferential Purchase Rights and Consents.
                 To Seller's best knowledge, except as set forth in Exhibit F attached hereto, there do not exist any preferential rights to purchase all or any portion of the Freedom Assets. To Seller's best knowledge, except for consents from its lender banks, Governmental Consents and other matters as set forth in Exhibit F, there are no consents or waivers necessary to convey any material portion of the Freedom Assets pursuant to this First Amendment. Buyer's exclusive remedy for Seller's breach of this representation and warranty (other than for consents from the lender banks) is set forth in Section 13.4 of the Agreement.





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                          e.      No Prepayments.  To Seller's best knowledge,
                 except as set forth in Exhibit G attached hereto, Seller is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment, hedging or any other arrangement, to deliver any material portion of hydrocarbons produced from the Freedom Wells at some future time without then or thereafter receiving full payment therefor.

                          f. Gas Balancing. To Seller's best knowledge, except as set forth in Exhibit H attached hereto, no material portion of hydrocarbons produced from the Freedom Wells is subject to a gas imbalance or other arrangement requiring delivery of hydrocarbons after the Effective Date without receiving full payment therefor.

                          g.      Operations in Progress.  Except for
                 operations disclosed on Exhibit I attached hereto and normal daily operating expenses, as of the date of this First Amendment there are no operations in progress with respect to the Freedom Assets which are reasonably expected to exceed $35,000 in cost net to Seller's interest and which shall be payable in whole or in part on or after the Effective Date.

                          h. Hydrocarbon Sales Contracts. Except as specifically indicated in Exhibit J attached hereto and for calls on production, options to purchase or similar rights with respect to production from the Freedom Wells, no material portion of the hydrocarbons produced from the Freedom Wells is subject to a sales contract or other agreement relating to the production, gathering, transporting, processing, treating or marketing of hydrocarbons except those which can be terminated by Seller upon not more than 3 months notice.

                          i. Legal Proceedings. Except as set forth on Exhibit K attached hereto, no suit, action or other proceeding is pending against Seller or, to Seller's best knowledge, threatened in writing against Seller before any court, governmental agency, arbitrator or other panel that relates to the Freedom Assets or the transaction contemplated by this First Amendment that might (i) impair Seller's ability to consummate the transaction contemplated by this First Amendment or (ii) cause the impairment or loss of Seller's title to any material portion of the Freedom Assets or the value thereof or (iii) hinder or impede the operation or enjoyment of the Freedom Leases in any material respect insofar as they relate to the Freedom Assets.

                          j. Tax Partnerships. The representation of Seller with respect to tax partnerships in Section 7.23





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                 of the Agreement shall apply to the Freedom Assets, except as to those matters set forth in Exhibit L attached hereto. In addition to all other remedies available to Buyer, Seller agrees to indemnify Buyer for all costs, losses, damages, penalties or expenses incurred by Buyer as a result of any of the Assets having been contributed to or being currently owned by a tax partnership, and Buyer may elect, with a proportionate rebate in the Freedom Purchase Price set forth in Section 4. above, in accordance with the procedures of
                 Section 13.3 and the provisions of Section 13.4 of the Agreement, to reassign such Freedom Assets to Seller.

                          k.      Other Tax Matters.

                                  (1)     NGPA Determination.

                                        (a)   Applications.  Except for the
                                  Freedom Wells listed on Exhibit M attached hereto, Seller or its predecessor in interest has filed or caused to be filed with the applicable state and federal agencies "Applications" for well determination(s) for each Freedom Well under the NGPA and the rules and regulations of the FERC under the NGPA Regulations requesting a determination that all or a quantifiable portion of the gas produced from a particular Freedom Well is "natural gas produced from designated tight formations" as defined in 18 C.F.R. Section 274.205(e). Each such application has been approved by the indicated state and federal agency and by the FERC and has been finally approved under and in accordance with Section 503 of the NGPA. Such applications comply with the requirements of the NGPA and the NGPA Regulations and do not (1) contain any untrue statement of material fact or (2) omit any statement of material fact necessary to make the statements therein not misleading. No further applications are required under the NGPA and the NGPA Regulations to allow the legal sale of all gas produced from the Freedom Wells at a price equal to the price for such gas currently being received.

                                      (b)   Freedom Wells For Which
                                  Applications Were Not Filed. With respect to the Freedom Wells listed on Exhibit M, Seller, its predecessor in interest, or the operator of such Freedom Wells has not to Seller's knowledge filed or caused to be





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
                                  filed with the applicable state and federal agencies "Applications" for well determinations under the NGPA and the rules and regulations of the FERC. With respect to the Freedom Wells listed on Exhibit M, all such Freedom Wells were drilled (or recompleted in accordance with private letter rulings issued by the IRS to third parties, or will be recompleted in an uphole formation in accordance with Situation 1 of Revenue Ruling 93-54) into a "qualifying formation" (tight formation or other qualifying formation) within the time frames set forth in subsection (2) below, and the hydrocarbons produced and sold from such Freedom Wells qualify for the tax credit defined in Section 29 of the Code (the "Freedom Tax Credits").

                                      (c)   Freedom Wells Where Commingling
                                  With Non-Qualified Production Is Conducted.
                                  For Freedom Wells, if any, where production from a qualifying formation and production from a non-qualifying formation are commingled, the production has been allocated to each producing formation on a reasonable basis, consistent with industry standards and in accordance with procedures, if any, that have been approved by appropriate state and federal agencies.

                                  (2)      Freedom Wells.  Each Freedom Well
                          has been timely drilled under Sections 29(c)(2)(B) and 29(f)(1)(A) of the Code, or administrative interpretations thereof.

                                  (3)      No Qualified Production prior to
                          January 1, 1980. Prior to January 1, 1980, there was no production of oil or gas from, nor were any wells drilled or completed on, the "property" (within the meaning of Section 29 of the Code) on which any Freedom Well is located nor was any portion of any such "property" included within a unit from which oil or gas was produced or in which any wells were drilled or completed prior to such date.

                                  (4) No Enhanced Oil Recovery Credit. No oil or gas produced from the Freedom Wells qualifies or has qualified for (i) the enhanced oil recovery credit or any other credit under Section 43 of the Code and none has been claimed or taken on such oil or gas, or (ii) the credit allowed under Section 38 of the Code by reason of the energy





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                          percentage with respect to property used in the
                          project.

                                  (5) No Government Financing. No portion of any drilling, equipping, seismic or other development costs of the Freedom Assets paid by Seller or its predecessors was financed by any state, local or federal agency, directly or indirectly, including by way of grant, loan, expenditure or loan guaranty.

         12. Closing. The consummation of the sale and purchase of the Freedom Assets (the "Closing") shall occur, either in person or by facsimile, at the offices of Buyer on or before April 25, 1996 (the "Closing Date") beginning at 10:00 a.m. or at such other time and place as the parties may agree to in writing. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others (except where the documents involved indicate otherwise):

                          a. Lender Consents. Seller shall deliver to Buyer written consents from Seller's lender banks and other lending institutions to which Seller is obligated under the Credit Agreement dated July 15, 1994, as amended September 1, 1995, for Seller to consummate the transactions contemplated under this First Amendment, without violating the terms of the Credit Agreement.

                          b. Freedom Assignment, Freedom Option. Seller and Buyer shall execute and deliver the Freedom Assignment and the Freedom Option. In addition, Seller shall prepare and Seller and Buyer shall execute such other conveyances on official forms and related documentation necessary to transfer the Freedom Assets to Buyer in accordance with requirements of governmental regulations; provided, however, that any such separate or additional conveyances required pursuant to this
                 Section 12.b. or pursuant to Section 16.1 of the Agreement shall evidence the conveyance and assignment of the Freedom Assets made or intended to be made in the Freedom Assignment,
                 (ii) shall not modify or be deemed to modify any of the terms, reservations, covenants and conditions set forth in the Freedom Assignment, and (iii) shall be deemed to contain all of the terms, reservations and provisions of the Freedom Assignment, as though the same were set forth at length in such separate or additional conveyance.

                          c. Reconveyance. Buyer shall execute and deliver the Reconveyance to Seller.

                          d. Payment of Freedom Purchase Price. Buyer shall deliver the Freedom Purchase Price contemplated





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                 in Section 4. above by wire transfer to Seller's account in accordance with written instructions supplied by Seller at least 2 days prior to Closing.

                          e. Update of Tax Opinion. Buyer at its sole cost, shall provide Seller a copy of a tax opinion or letter from AA, or another mutually acceptable national accounting firm, updating the Tax Opinion described in Section 9.1 of the Agreement and addressing the tax consequences of the transaction contemplated by this First Amendment.

                          f.      Williamson Confirmation.  Williamson
                 Petroleum Consultants, Inc., using the same cost and pricing assumptions as used in the Freedom Reserve Report, shall confirm to Buyer in writing that Seller's estimates of the amount of reserves and estimated annual production rates with respect to the Freedom Assets are, in the aggregate, reasonable.

                          g. Notice of Preferential Rights and Consents. Seller shall deliver to Buyer a copy of the notices sent to third parties regarding preferential rights to purchase and consents affecting the Freedom Assets with respect to the transactions contemplated by this First Amendment.

                          h. Evidence of Insurance. Seller shall provide Buyer with Certificates of Insurance from Seller's insurers or other evidence that Buyer has been named an additional insured on Seller's policies affecting the Freedom Assets.

                          i. Non-Foreign Ownership Disclosure. Seller shall deliver to Buyer the State of Colorado, Department of Revenue Form DR 1083, substantially in the form of Exhibit N, stating there is no obligation for a Colorado withholding tax under C.R.S. Section 39-22-604.5.

                          j. Ratification of Obligations. Buyer shall cause its members (Fontenelle, Inc., Bald Prairie, Inc. and SSB Investments, Inc.), FMR Corp. and State Street Boston Corporation to execute and deliver to Seller a ratification of their respective obligations under the Contribution Agreements and Guaranty Agreements. The ratification shall be substantially in the form of the Ratification of Obligations attached hereto as Exhibit O.

                          k. Consent to Amendments of LLC Agreement. Seller shall deliver to Buyer, Seller's consent to the amendments to Sections 2.8 and 3.2(a) of Buyer's Limited Liability Company Operating Agreement, amended and restated as of April 25, 1996.

                          l. Additional Instruments. Seller and Buyer shall execute, acknowledge and deliver to each other such additional instruments as are reasonable and customary to accomplish the purposes of this First Amendment.

         13.     Miscellaneous.

                          a. Tax Status. Seller and Buyer intend that, for tax purposes only, the Freedom Production Payment reserved by Seller in the Freedom Assignment will be treated as a mortgage loan and not as an "economic interest" in the Freedom Assets. Buyer shall have no recourse against Seller in the event that such payments are not so treated until the commencement of a Tax Audit, in which event the provisions of
                 Section 9.4 of the Agreement shall control.

                          b. Assignment. The provisions of Section 16.7 of the Agreement are deleted in their entirety and replaced with the following provisions:

                          Neither Buyer nor Seller may assign its rights or delegate its duties or obligations under the terms of this Agreement without the prior written consent of the other party, provided that either Buyer or Seller may assign its rights, but not its obligations under this Agreement, to any party (including any affiliated or nonaffiliated party) as long as such assignment does not relieve the assigning party of its obligations to the other party hereto, and provided further that Buyer may not cause or permit an assignment, transfer, sale, alienation or other disposition of all or any portion of the Assets which would result in the transferred Assets becoming "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

                          c. Definition of Credit Payment Amount. The definition of Credit Payment Amount under Section 1.1 of the Original Assignment is hereby amended to delete the phrase "The Credit Payment Amount shall be determined without regard to whether" and to replace it with the phrase "The Credit Payment Amount shall be determined assuming that". The phrase "or (ii) Grantor is treated as owning an" shall be deleted and replaced with the phrase "and (ii) Grantee is treated as owning the".

                          d. Definition of Gross Proceeds. The definition of Gross Proceeds under Section 4.2(a)(1) of the Original Assignment is hereby amended to delete the word "including" under clause (ii) and to replace it with the word "excluding." Any such amount so excluded shall be considered Other Income under Section 4.2(b).

                          e. Option Penalty Provisions. The provisions of Paragraph 1.a. of the Original Option are hereby amended to provide that the 15% threshold shall apply to the reserves of the Subject Interests attributable to all of the Assets, including the Freedom Assets. The penalty provisions under Paragraph 1.a., clauses (1) and (2) may be effected by Special Purchases under the Option or the Original Option, in which case the penalty provisions of the Option and the Original Option shall apply to the assets purchased under the Option or the Original Option, respectively.

                          f. Environmental Indemnification Regarding Freedom Assets. Section 5.2 of the Management Agreement is hereby amended to add the following provisions:

                 Manager (Seller under this First Amendment) shall defend, indemnify and hold harmless the Company (Buyer under this First Amendment) and its members; officers; partners; directors; employees; agents; administrators and representatives; including the officers, employees, agents, administrators and representatives of such members; from and against all losses which arise directly or indirectly from or in connection with the Freedom Assets involving environmental matters as for all times prior to May 1, 1996. Manager shall be responsible for and liable for all costs, expenses, liabilities and obligations accruing or relating to the owning, operating, or maintaining of the Freedom Assets or the producing, transporting and marketing of hydrocarbons from the Freedom Assets relating to periods before May 1, 1996.

                          g. Survival of Certain Management Agreement Provisions. The provisions of Section 2.2(b) and of Article 5 of the Management Agreement shall survive the termination of the Management Agreement for any reason with respect to liabilities or obligations under such provisions which accrue or arise during the period of time that the Management Agreement, including any amendments, replacements or renewals thereof, is valid and in effect.

                          h. Agreement in Full Force and Effect. Except as expressly amended, replaced or revised herein, the Agreement, Original Assignment, Original Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney shall remain in full force and effect, and the rights and interests of the parties thereunder shall continue unaltered.

                          i. Memorandum of First Amendment. In order to put third parties on notice as to the provisions of this First Amendment which amend the terms of documents which are of public record, the parties hereto will and have executed a Memorandum of First Amendment in the form set forth in Exhibit Q attached hereto (the "Memorandum"). The parties shall execute and record such counterparts of the Memorandum as are necessary to carry out the purposes of this First Amendment.

                          j. Counterparts. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.



         IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of May 1, 1996.



SELLER:                                 BUYER:

HS RESOURCES, INC.                      WATTENBERG GAS INVESTMENTS, LLC
                                        By: Fontenelle, Inc., Manager


By:                                     By:
    -----------------------------           ----------------------------
Name:  Annette Montoya                  Name:  Gary L. Greenstein
Title: Vice President                   Title: Vice President

                                    EXHIBITS


Exhibit A           Leases (Weld County, Colorado)

Exhibit B           Wells (showing WI, NRI, qualifying formations)

Exhibit C           Form of Wellbore Assignment of Oil and Gas Leases with
                    Reservation of Production Payment

Exhibit D           Form of Option to Purchase Oil and Gas Interests

Exhibit E           Freedom Reserve Report

Exhibit F           Preferential Purchase Rights and Consents

Exhibit G           Prepayments

Exhibit H           Gas Imbalances

Exhibit I           Operations in Progress

Exhibit J           Hydrocarbon Sales Contracts

Exhibit K           Legal Proceedings

Exhibit L           Tax Partnerships

Exhibit M           Well List - No NGPA Application Filed

Exhibit N           Non-Foreign Ownership Disclosure

Exhibit O           Form of Ratification of Obligations

Exhibit P           Form of Conveyance of Drilling Rights

Exhibit Q           Form of Memorandum of First Amendment

                                   EXHIBIT C


                   WELLBORE ASSIGNMENT OF OIL AND GAS LEASES
                     WITH RESERVATION OF PRODUCTION PAYMENT

                 THIS WELLBORE ASSIGNMENT OF OIL AND GAS LEASES WITH RESERVATION OF PRODUCTION PAYMENT (this "Assignment") is made effective as of May 1, 1996 (the "Effective Date") by and between HS Resources, Inc., a Delaware corporation, 1999 Broadway, Suite 3600, Denver, Colorado 80202 (herein called "Grantor"), and Wattenberg Gas Investments, LLC, a Delaware limited liability company, 82 Devonshire Street, R22C, Boston, Massachusetts 02109 (herein called "Grantee").


                                   ARTICLE 1
                       CERTAIN DEFINITIONS AND REFERENCES

         1.1 CERTAIN DEFINED TERMS. When used in this Assignment, the following terms shall have the respective meanings assigned to them in this
Section 1.1 or in the sections and subsections referred to below:

                 "Affiliate" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of Grantee, (b) any person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Grantee, (c) any person directly or indirectly controlling, controlled by or under common control with Grantee, and (d) any officer, director or partner or member of Grantee or any person described in clause (c) of this definition.

                 "Assignment" is defined in the first paragraph above.

                 "Business Day" shall mean a day on which commercial banks are open for business in both the Commonwealth of Massachusetts and the State of Colorado.

                 "Credit Payment Amount" shall mean, for any Payment Period, an amount equal to $0.70 of each dollar of credits available to Grantee under Section 29 of the Internal Revenue Code of 1986, as amended from time to time ("IRC"), as a result of the sale of Subject Hydrocarbons by or on behalf of the Grantee, to the extent that such Subject Hydrocarbons (i) constitute "qualified fuels" within the meaning of IRC Section 29(c), (ii) meet the requirements of IRC Sections 29(d)(1), 29(d)(4) and 29(f), during (x) such Payment Period and (y) any earlier Payment Period to the extent the dollar amount of credits attributable thereto was not taken into account in a Credit Payment Amount for a previous Payment Period, and (iii) is produced from the Wells. For purposes of the preceding sentence, credits available to Grantee under IRC Section 29 shall be determined after taking into account any phase-out of the credit under IRC Section 29(b)(1) and any applicable inflation adjustment under IRC Section 29(b)(2), but shall be determined without regard to limitations on Grantee's use of the credit imposed by IRC Section 29(b)(6) and without regard to whether Grantee or its members actually utilize such credits. The Credit Payment Amount for any given Payment Period shall initially be based on estimated Subject Hydrocarbon production and sales data available at the time of the calculation of such amount and later corrected when actual data is available. The Credit Payment Amount shall be determined assuming that (i) the Production Payment is treated as a production payment for federal income tax purposes, and (ii) Grantee is treated as owning the economic interest in minerals in place in the Subject Interests. Credit Payment Amounts shall be calculated and, unless otherwise provided, will be due with respect to gas produced and sold from May 1, 1996 until the earlier of (x) the aggregate of all Credit Payment Amounts paid pursuant to the Purchase Agreement equals $9,000,000, (y) December 31, 2002, or (z) the first day on which tax credits under IRC
         Section 29 are no longer permitted for gas attributable to the Subject Interests and produced and sold from the Wells. The Credit Payment Amount shall include payments for credits attributable to natural gas liquids produced from the Subject Hydrocarbons and for credits attributable to Wells that would be considered timely drilled under the principle of Private Letter Ruling 9025002, to the extent provided in Section 4.6. If for any reason the credits under IRC Section 29 are repealed by Congressional statute or resulting regulation, no Credit Payment Amount shall be due with respect to Subject Hydrocarbons subject to such repeal. If for any reason the amount of credits under IRC Section 29 contemplated under the Purchase Agreement are reduced by Congressional statute or resulting regulation, the Credit Payment Amounts due under this Assignment shall be reduced commensurate with such reduction in credits under IRC
         Section  29.

                 "Effective Date" is defined in the first paragraph.

                 "Full Production Date" shall mean the date on which the total volume of gas attributable to the Subject Hydrocarbons produced, saved and sold from and after the Effective Date equals 7,101,394 MCF (wellhead gas, net to Grantee); provided that such volume shall be decreased by an amount, if any, equal to the aggregate volume of reserves allocated to properties on which Grantor has exercised the Option.

                 "Gas Purchase Agreement" means the Gas Purchase Agreement dated effective December 1, 1995, as amended, between Grantee and Grantor for the purchase by Grantor of gas produced from the Subject Hydrocarbons defined herein.

                 "Grantee" shall mean Grantee as defined in the first paragraph of this Assignment, and its successors and assigns; and, unless the context in which used shall otherwise require, such term shall mean any successor-owner at the time in question of any or all of the Subject Interests.

                 "Grantor" shall mean Grantor as defined in the first paragraph and its successors and assigns; and, unless the context in which used shall otherwise require, such term shall mean any successor-owner at the time in question of any or all of the Production Payment.

                 "Gross Proceeds" shall have the meaning assigned to it in
         Section 4.2(a).

                 "Leases" is defined in Section 2.1(a).

                 "Management Agreement" means the Management Agreement between Grantor and Grantee dated effective December 1, 1995, as amended.

                 "Measurement Amount" is defined in Section 4.5.

                 "Net Profits" for any Payment Period shall mean the net balance, positive or negative, resulting after application of the credits and debits as provided in Sections 4.2 and 4.3 for such period.

                 "Net Profits Account" shall have the meaning assigned to it in
         Section 4.1.

                 "Non-Affiliate" shall mean any Person who is not an Affiliate.

                 "Option" shall mean that Option to Purchase Oil and Gas Interests between Grantee and Grantor dated effective May 1, 1996.

                 "Other Income" is defined in Section 4.2(b).

                 "Payment Period" shall mean a calendar quarter, provided that the first Payment Period shall mean the period from the Effective Date until the end of the calendar quarter during which the Effective Date occurs, and the last Payment Period shall mean the portion of the calendar quarter during which the Termination Date occurs from the beginning of such calendar quarter until and including the Termination Date.

                 "Person" shall mean any natural person, association, trust, partnership, limited liability company, corporation or other legal entity.

                 "Production Payment" is defined in Section 3.1.

                 "Production Payment Period" shall mean the period from the Effective Date until and including the Termination Date.

                 "Production Sales Contracts" shall mean all contracts, agreements and arrangements for the sale or disposition of Subject Hydrocarbons that may be produced from or attributable to the Subject Interests, whether presently existing or hereafter created.

                 "Purchase Agreement" means the Purchase and Sale Agreement between Grantor and Grantee dated December 1, 1995, as amended by that First Amendment to Purchase and Sale Agreement, Assignment, Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney dated April 25, 1996.

                 "Reversion Interest" is defined in Section 3.3.

                 "Subject Hydrocarbons" shall mean that portion of the oil, gas and other minerals in and under and that may be produced, from and after the Effective Date, from or attributable to the Subject Interests and after deducting the appropriate share of all royalties and any overriding royalties (other than those overriding royalties conveyed herein), production payments (except the Production Payment) and other similar charges burdening the Subject Interests on the Effective Date or additional burdens created by Grantor as the Manager under the Management Agreement. There shall not be included in the Subject Hydrocarbons any oil, gas or other minerals unavoidably lost in production or used by Grantee in conformity with good oil field practices for production operations (including without limitation, fuel, secondary or tertiary recovery) conducted solely for the purpose of producing Subject Hydrocarbons from the Subject Interests, but only so long as such Subject Hydrocarbons are so used.

                 "Subject Interests" is defined in Section 2.1.

                 "Termination Date" shall mean the day on which the total volume of gas attributable to Subject Hydrocarbons produced, saved and sold from and after the Effective Date equals 5,410,803 MCF (wellhead gas, net to Grantee); provided that such volume shall be decreased by an amount, if any, equal to the aggregate volume of Subject Hydrocarbons on which Grantor has exercised the Option, multiplied by the ratio of 5,410,803 to 7,101,394.

                 "Wells" is defined in Section 2.1(a).

         1.2 REFERENCES AND TITLES. All references in this Assignment to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Assignment unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Assignment", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Assignment (and reservation of Production Payment) as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All references in this Assignment to Exhibits or Schedules refer to exhibits or schedules to this Assignment unless expressly provided otherwise, and all such Exhibits or Schedules are hereby incorporated herein by reference and made a part hereof for all purposes.


                                   ARTICLE 2
                                   ASSIGNMENT

         2.1 For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY unto Grantee, its successors and assigns, all of the following (the "Subject Interests"):

                 (a) The right, title and interest of Grantor in and to the oil and gas leases and mineral interests described in Exhibit A (attached hereto and made a part hereof for all purposes) insofar and only insofar as said leases and mineral interests cover the right to produce from the wellbores of the wells described in Exhibit B (attached hereto and made a part hereof for all purposes) from the intervals in such wells identified in Exhibit B as of the Effective Date (the above described interest in such leases and mineral interests being herein called the "Leases" and the above described interest in such wells being herein called the "Wells"), subject to any restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to the Leases and the Wells, and excluding such portion of the Leases and the Wells which are not conveyed to Grantee because of Defective Interests or which were determined to be Excluded Assets (as such terms are defined in the Purchase Agreement);

                 (b) The right, title and interest of Grantor in and to overriding royalty interests in the Leases insofar and only insofar as the Leases cover the wellbores associated with the Wells from the producing intervals identified in Exhibit B;

                 (c) To the extent affected, the right, title and interest of Grantor in and to, or derived from, the following insofar and only insofar as same are attributable to the Leases and the Wells:

                             (i) The presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the Leases and Wells, and in and to the properties covered and the units created thereby;

                            (ii) The personal property and fixtures that are appurtenant to the Wells, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment appurtenant to such Wells; provided, however, that Grantor shall remain co-owner of any personal property appurtenant to any property owned by Grantor that is not exclusively part of the Wells;

                           (iii) The presently existing and valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights of way, easements, permits and surface leases and other contracts, agreements and instruments (but specifically excluding any management agreements), only in relevant part to the extent and insofar as the same are appurtenant to the Leases, Wells and the units referred to in
         (c)(i) above; provided, however, that Grantor shall remain co-owner of any agreements, including unitization and pooling agreements, if they pertain to any property owned by Grantor that is not exclusively part of the Leases or Wells;

reserving to Grantor, however, the Production Payment, the Reversion Interest and the other rights reserved herein, all as provided in Article 3 below; to have and to hold the Subject Interests forever.


                                   ARTICLE 3
                                  RESERVATIONS

         3.1 PRODUCTION PAYMENT. Grantor reserves unto itself, and its successors and assigns, from this Assignment a production payment payable out of and only from Subject Hydrocarbons equal to 100% of the Net Profits derived from the Subject Hydrocarbons; such production payment to be effective during the Production Payment Period and such payment, in any Payment Period, not to exceed the Gross Proceeds during such Payment Period, (the "Production Payment"); and subject to the terms and conditions contained herein.

         3.2 SURFACE AND OTHER USE. Grantor reserves unto itself, and its successors and assigns, from this Assignment the right to use as much of the surface of the acreage covered by the Leases as well as the wellbores conveyed hereunder as may be necessary in the conduct of operations in those zones, formations and depths not assigned to Grantee herein and on other property owned or leased by Grantor. Grantor further reserves the right to drill through the depths, zones and formations herein assigned to Grantee in conducting any operations in the depths, zones and formations not assigned herein or on other property owned or leased by Grantor, and also the right to drill, produce, operate and maintain infill wells as permitted by regulatory agencies having jurisdiction over such matters.
Grantor reserves the right to jointly use any easements and rights-of-way for its operations on the land covered hereby or on other lands in the area.

         3.3 REVERSION INTEREST AFTER FULL PRODUCTION DATE. Grantor reserves unto itself, and its successors and assigns, an undivided 75% interest in and to the Subject Interests from and after the Full Production Date (the "Reversion Interest"); provided, however, that this reservation will not take effect if the estimated net cash flow from operations and production of the Subject Hydrocarbons remaining after the Full Production Date, when taken as a whole, is not reasonably expected by Grantor in good faith to exceed the estimated cost to plug and abandon the Wells. If the Full Production Date is reached and this reversion becomes effective, Grantor and Grantee agree to enter into a mutually acceptable Joint Operating Agreement to govern operation of the Subject Interests after the Full Production Date, in form and substance similar to the Model Form Operating Agreement typically used by Grantor at the Full Production Date, naming Grantor as Operator. For the purposes of this
Section 3.3, net cash flow from operations and production means the excess of revenue from production of Subject Hydrocarbons over the operating expenses incurred, and additional capital costs required, to produce such Subject Hydrocarbons, including COPAS expenses incurred from third party operation of the Subject Interests.

         3.4 SIDETRACK WELLBORE DRILLING RIGHTS. Grantor reserves unto itself, and its successors and assigns, the right to drill sidetrack wellbores and to produce oil, gas and other hydrocarbons from completions in such sidetrack wellbores from the Wells with respect to the Leases, insofar and only insofar as (i) such drilling operations are in accordance with local, state and federal governmental authorities having jurisdiction over such operations, or
(ii) such drilling operations are conducted primarily to exploit oil and gas reserves which cannot be economically or efficiently produced from the wellbores of the Wells conveyed hereunder (the "Drilling Rights").

         This reservation includes a corresponding right, title, interest and estate in and to the property and rights incident to the Drilling Rights and the lands covered thereby or unitized therewith, including, without limitation:

         (1) A corresponding right to the presently existing oil, gas or mineral unitization, pooling and communitization agreements, declarations and orders relating to the Leases and the units associated therewith (including, without limitation, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction), which relate to any of the Leases.

         (2) A corresponding right to the presently existing oil and gas, sales, purchase, exchange and processing contracts, casinghead gas contracts, operating agreements, joint venture agreements, area of mutual interest agreements, farmout and farmin agreements and all other contracts, agreements and instruments which relate to any of the Leases or Wells and to the production of oil, gas and other minerals from or attributable to the Leases or Wells, but only insofar as such contracts, agreements and instruments relate to the rights conveyed herein.

         (3) A corresponding right to all personal property, improvements, lease and well equipment, easements, permits, licenses, servitudes and rights-of-way situated upon or used or useful or held for future use in connection with the exploration, development or operation or maintenance of the Leases or Wells, or any unit or units or operation or maintenance of the Leases or Wells, or any unit or units in which part or parts of the Leases or Wells may be included.

         (4) A corresponding right, title, interest and estate, whether real, personal or mixed, of every nature and description in and to the lands described on Exhibit A, whether such right, title, claim or interest be under and by virtue of an oil, gas and mineral lease, an operating agreement, a unitization, pooling or communitization agreement, declaration or order, a division order, a transfer order or any type of contract, conveyance or instrument, or under and by virtue of any type of claim or title, legal or equitable recorded or unrecorded, and even though Grantor's interests therein be incorrectly described in or a description of such interest be omitted from the exhibit thereto.

         (5) A corresponding and concurrent right of ingress and egress to and from the lands covered by the Leases for the purpose of exploring for, drilling for, producing and marketing the hydrocarbons owned by each of them at their respective depths and locations under the terms of the Leases. Further, each party shall own and hold proportionally any and all rights granted in the Leases or otherwise relating thereto pursuant to any agreements, surface leases, permits, rights-of-way, pooling declarations, licenses, governmental regulations or other grant or instrument as incident to and for the purpose of exploring for, drilling for and producing the minerals owned by them in their respective depths and locations including the right to drill pursuant to this Assignment, lay and maintain pipelines and waterlines, dig pits, erect structures and to perform any and all other operations incident to the rights and interests therein.

         Grantor shall not be entitled to exercise the Drilling Rights as to any well if such exercise would likely result in a termination of production from the associated Well for a period exceeding 90 days. Grantor shall promptly give Grantee reasonable notice concerning such exercise, provided that such notice may be given either before or after the commencement of the drilling of a sidetrack wellbore in a Well. All exercises of the Drilling Rights must be conducted in accordance with the provisions of the Sidetrack Wellbore Terms attached hereto as Schedule 1.

                                   ARTICLE 4
                   PRODUCTION PAYMENT ACCOUNTING AND PAYMENT

         4.1 ESTABLISHMENT OF NET PROFITS ACCOUNT. Grantee shall establish and maintain a Net Profits Account (herein called the "Net Profits Account") in accordance with the various provisions of this Assignment and at all times during the Production Payment Period shall keep true and correct books and records with respect thereto. Such books and records shall be open for inspection, copying and audit by Grantor and its accountants and representatives.

         4.2 CREDITS TO NET PROFITS ACCOUNT. Except as otherwise provided herein, the Net Profits Account shall be credited with an amount equal to the sum of Credit Payment Amounts, Gross Proceeds and Other Income.

                 (a) "Gross Proceeds" shall mean, on an accrual accounting basis, all consideration received, directly or indirectly, for sales of Subject Hydrocarbons, subject to the following:

                          (1) If a controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract, or otherwise) as to the correct or lawful sales price of any Subject Hydrocarbons, then at Grantor's sole election, Grantor may choose to treat amounts received by Grantee and affected by such controversy (i) as Gross Proceeds received by Grantee, or (ii) not as Gross Proceeds received by Grantee and require Grantee to promptly deposit such amounts with an escrow agent pending settlement of such controversy, provided that all amounts, excluding any interest or other income, thereafter paid to Grantee by such escrow agent out of or on account of such escrow shall be considered to be amounts received from the sale of Subject Hydrocarbons.

                 Amounts received by Grantee and not deposited with an escrow agent shall be considered to be received for purposes of this definition of Gross Proceeds;

                          (2) Gross Proceeds relating to any non-consent operations conducted with respect to all or any part of the Subject Hydrocarbons after the Effective Date shall be subject to Section 5.8;

                          (3) Gross Proceeds shall not include any amount which Grantee shall receive as a bonus for any lease or payments made to Grantor in connection with adjustment of the cost of any Well and leasehold equipment upon unitization or revision of participating areas under federal divided-type units covering any of the Subject Hydrocarbons;

                          (4) Cash settlements and cash make-ups received by Grantee with respect to the Subject Hydrocarbons under gas balancing or similar agreements shall be considered derived from the sale of Subject Hydrocarbons; and

                          (5) The proceeds from (i) all insurance and (ii) all judgments, claims and settlements, received by Grantee which are used to remedy, replace or repair losses or damages actually incurred, to the extent such proceeds relate to the production of Subject Hydrocarbons; and

                          (6)     Gross Proceeds shall not include Other Income.

                 (b) "Other Income" shall mean, on an accrual accounting basis, the following:

                          (1) The proceeds received by Grantee after the Effective Date from (i) the sale of any materials, supplies, equipment and other personal property or fixtures, or any part thereof or interest therein, used in connection with the Subject Hydrocarbons, (ii) settlements and judgments from legal or other claims, (iii) delay rentals, (iv) lease bonuses, and (v) rentals from reservoir use or storage; including without limitation all amounts attributable thereto which are received by Grantee by way of conformance of investment in personal property and equipment if the Subject Hydrocarbons or any part or parts thereof are hereafter from time to time unitized or are affected by the revision of a participating area in a federal divided-type unit;

                          (2) The proceeds of all insurance received by Grantee, other than to remedy or repair losses or damages actually incurred, to the extent such proceeds relate to the production of Subject Hydrocarbons, (i) the cost of which is charged to the Net Profits Account, directly or indirectly, and/or (ii) that accrue to Grantee as a consequence of the loss or damage to any one or more of the following which occurs after the Effective Date: the Subject Hydrocarbons, or any part thereof or interest therein, the interest of Grantee in any materials, supplies, equipment or other personal property or fixtures used in connection with any of the Subject Hydrocarbons; except to the extent such amounts are used to repair or replace the items damaged or lost giving rise to the receipt of such amounts;

                          (3) Amounts received by Grantee from a purchaser of Subject Hydrocarbons (i) as a prepayment of any portion of the sales price for such Subject Hydrocarbons, (ii) as advance gas payments or (iii) as payments pursuant to contractual provisions providing for "take-or-pay" payments (including amounts awarded by a court or agreed to by the parties in any settlement of a claim (net of costs and attorneys' fees incurred in connection therewith) as damages for the failure or refusal of the purchaser to take Subject Hydrocarbons pursuant to the contract which contains such provisions) shall be considered to be received from the sale of Subject Hydrocarbons; provided that such amounts shall not be considered received from the sale of Subject Hydrocarbons at a later date when Subject Hydrocarbons are delivered in respect of any such payments under "make-up" or similar provisions;

                          (4) The proceeds of (i) all insurance and (ii) all judgments, claims and settlements, received by Grantee for damages to one or more of the following which occurs after the Effective Date: to the extent such proceeds relate to the production of Subject Hydrocarbons, or any part thereof or interest therein; any materials, supplies, equipment or other personal property or fixtures, or any part thereof or interest therein, used in connection with any of the Subject Hydrocarbons; except to the extent such amounts are used to repair, replace or remedy losses or damages actually incurred, which gave rise to the receipt of such amounts;

                          (5) Any interest, penalty or other amounts received by Grantee which are attributable to the Subject Hydrocarbons and are not derived from the sale of Subject Hydrocarbons;

                          (6) Any interest earned on funds deposited into an escrow account in accordance with the provisions of Section
                 9.4 of the Purchase Agreement; and

                          (7) All other monies and things of value which are received by Grantee by virtue of the ownership after the Effective Date of the Subject Hydrocarbons and the materials, supplies, equipment and other personal property and fixtures used in connection with the Subject Hydrocarbons.

         4.3 DEBITS TO NET PROFITS ACCOUNT. Except as otherwise provided herein, the Net Profits Account shall be debited (without duplication), on an accrual accounting basis, with the following amounts:

                 (a) All direct costs which are attributable to production of the Subject Hydrocarbons (i) for all direct labor (including fringe benefits), other services and expenses necessary for developing, operating, producing, reworking (including recompleting) and maintaining the Subject Hydrocarbons after the Effective Date, (ii) for dehydration, compression, separation, gathering, transportation and marketing of the Subject Hydrocarbons after the Effective Date, and (iii) for all materials, supplies, equipment and other personal property and fixtures purchased for use in connection with the Subject Hydrocarbons after the Effective Date (including without limitation
         (A) all amounts paid by Grantee for conformance of investment if the Subject Hydrocarbons or any part or parts thereof are hereafter from time to time unitized or if any participating area in a federal divided-type unit is changed, and (B) the cost of secondary recovery, pressure maintenance, repressuring, recycling and other operations conducted for the purpose of enhancing production);

                 (b) Costs (including without limitation outside legal, accounting and engineering services) attributable to the Subject Hydrocarbons of (i) handling, investigating and/or settling litigation, administrative proceedings and claims (including without limitation lien claims other than liens for borrowed funds) and (ii) payment of judgments, penalties and other liabilities (including interest thereon), paid by Grantee (and not reimbursed under insurance maintained by Grantee or others) and involving any of the Subject Hydrocarbons, or incident to the development, operation or maintenance of the Subject Hydrocarbons after the Effective Date, or requiring the payment or restitution of any proceeds of Subject Hydrocarbons, or arising from tax or royalty audits, except that there shall not be debited to the Net Profits Account any expenses incurred by Grantee in litigation of any claim or dispute arising hereunder between Grantee and Grantor or amounts paid by Grantee to Grantor pursuant to a final order entered by a court of competent jurisdiction resolving any such claim or dispute or amounts paid by Grantee to Grantor in connection with the settlement of any such claim or dispute;

                 (c) All taxes (except income, transfer, inheritance, estate, franchise and like taxes) paid by Grantee with respect to the ownership of the Subject Hydrocarbons or the extraction of the Subject Hydrocarbons after the Effective Date, including without limitation production, severance, and/or excise and other similar taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) Subject Hydrocarbons (without regard to the period of ownership for which such taxes are assessed), occupation taxes, sales and use taxes, and ad valorem taxes assessed against or attributable to the Subject Hydrocarbons or any equipment located on any of the Subject Interests, as such equipment is required for the production of Subject Hydrocarbons;

                 (d) Insurance premiums attributable to the ownership or operation of the Subject Hydrocarbons paid by Grantee for insurance actually carried for periods after the Effective Date, or any equipment located on any of the Subject Interests, as such equipment is required for the production of Subject Hydrocarbons, or incident to the development, operation or maintenance of the Subject Hydrocarbons after the Effective Date;

                 (e) All amounts attributable to the Subject Hydrocarbons (to the extent attributable to periods after the Effective Date) and consisting of (i) rent and other consideration paid for the use or damage to the surface and (ii) delay rentals, shut-in well payments, minimum royalties and similar payments paid pursuant to the provisions of agreements in force and effect before the Effective Date;

                 (f) Amounts attributable to the Subject Hydrocarbons (to the extent attributable to periods after the Effective Date) and charged by the relevant operator as overhead charges specified in applicable operating agreements (including applicable COPAS charges);

                 (g) If as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Subject Hydrocarbons any amounts previously included in Gross Proceeds or Other Income are reclaimed from Grantee or its representative, then the amounts reclaimed as promptly as practicable following Grantee's payment thereof;

                 (h) The Management Fee (as defined in the Management Agreement) paid to Grantor pursuant to the Management Agreement, allocable under Section 13.6 of the Purchase Agreement to the Subject Hydrocarbons;

                 (i) If Grantee shall be a party as to any non-consent operations conducted with respect to all or any of the Subject Hydrocarbons after the Effective Date, all costs to be debited to the Net Profits Account with respect thereto shall be governed by Section 5.8;

                 (j) Except as otherwise provided elsewhere in this Assignment, all other direct expenditures attributable to the Subject Hydrocarbons paid by Grantee after the Effective Date for the necessary or proper development, operation, maintenance and administration, after the Effective Date, of the Subject Hydrocarbons, if reasonably incurred; provided, however, that notwithstanding anything herein provided to the contrary, the Net Profits Account shall not be debited with any cost or expense which is deducted or taken into account in determining Gross Proceeds or Other Income, including, without limitation, the value of any component of Gross Proceeds or Other Income.

         4.4 ACCOUNTING FOR NET PROFITS. All debits to the Net Profits Account calculated pursuant to Section 4.3 which are attributable to costs and expenses incurred during a Payment Period, up to and including the last day of such Payment Period, shall be debited against the Net Profits Account as of the last day of such period. All credits to the Net Profits Account calculated pursuant to Section 4.2 which are attributable to the sale of Subject Hydrocarbons during a Payment Period, shall be credited to the Net Profits Account as of the last day of such Payment Period.

         4.5 MEASUREMENT AMOUNT AND PAYMENT. As of the end of each Payment Period, Grantee shall calculate an amount (the "Measurement Amount"), equal to the sum of (a) any Measurement Amount carried forward from a prior Payment Period and (b) the Net Profits for the then current Payment Period. Not more than 75 days following a Payment Period, Grantee shall pay Grantor the lesser of (i) the Measurement Amount for such Payment Period or (ii) Gross Proceeds for the Payment Period in question. If the Measurement Amount for a Payment Period is a negative amount, no payment shall be due and payable by Grantee to Grantor hereunder for such Payment Period, and the negative amount shall be carried forward for the next and succeeding Payment Periods until such deficit is wiped out and liquidated. If the Measurement Amount for the Payment Period is a positive amount and exceeds Gross Proceeds for the Payment Period, the excess Measurement Amount shall be carried forward to the next Payment Period.

         Grantee shall send to Grantor at the same time set for the payment a statement showing the calculation of the Measurement Amount, the reason for any nonpayment, the condition of the Net Profits Account as of the close of business on the last day of the relevant Payment Period and clearly showing (with sufficient description so that Grantor can identify such items and the particular Subject Hydrocarbons involved) those items which gave rise to debits and credits to the Net Profits Account during such Payment Period and clearly showing for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the Payment Period covered by such statement, the volumes of such production sold, the prices at which such volumes were sold, and the taxes paid with respect to such sales.

         Although the books for the Net Profits Account shall be kept on an accrual basis, for purposes of this Section 4.5, Net Profits will be tentatively computed and paid in accordance with Grantor's standard billing and disbursement procedures, which shall be consistent with standard industry practices, until the Termination Date. Within 90 days following the Termination Date, the Net Profits Account shall be reconciled to the accrual method and Grantor and Grantee shall make such payments or refunds to each other as are necessary to effect such reconciliation.

         4.6     OVERPAYMENTS.

                 (a) If at any time Grantee is determined to have paid Grantor more than the amount then due with respect to the Production Payment, Grantor shall be obligated to return any such overpayment after Grantee notifies Grantor of the amount of such overpayment and provides Grantor substantiation thereof. Alternatively, Grantee may offset future Production Payments for the amount of any such overpayment.

                 (b) The Credit Payment Amount portion of the Production Payment shall include payments for credits attributable to natural gas liquids produced from the Subject Hydrocarbons and for credits attributable to Wells that would be considered timely drilled under the principle of Private Letter Ruling 9025002 until Grantee provides Grantor with (i) a copy of a published or private ruling, court decision or other authority which supports the position that Section 29 credits are not available for such natural gas liquids, or the position that Section 29 credits are not available for Wells drilled under the principle of Private Letter Ruling 9025002 (either, the "IRS Position"), and (ii) an opinion reasonably satisfactory to Grantor from a "big-six" accounting firm (or other accounting or law firm acceptable to both Grantor and Grantee) that, in its view, there is not "substantial authority" under IRC Section 6662 for the position that is contrary to the IRS Position.

                 (c) After Grantee provides Grantor with an authority and an opinion in accordance with Section 4.6(b), the Credit Payment Amount shall no longer include payments for credits which are inconsistent with the IRS Position until Grantor provides Grantee with
         (i) a copy of a published or private ruling, court decision or other authority which is contrary to the IRS Position, and (ii) an opinion reasonably satisfactory to Grantee from a "big-six" accounting firm (or other accounting or law firm acceptable to both Grantor and Grantee) that, in its view, there is "substantial authority" under IRC Section 6662 for taking a position that is contrary to the IRS Position.

                 (d) After Grantor provides Grantee with a copy of an authority and an opinion in accordance with Section 4.6(c), (i) the Credit Payment Amount shall thereafter include payments for credits based upon the position of such opinion (unless and until Grantee again provides Grantor with a copy of an authority and an opinion in accordance with Section 4.6(b) with respect to such position), and
         (ii) the Credit Payment Amount for the first Payment Period following the receipt of such opinion shall include an amount equal to the increase in prior Credit Payment Amounts that would result from recomputing the prior Credit Payment Amounts in accordance with the position of such opinion.

                 (e) If the Internal Revenue Service (the "IRS") asserts in a Tax Audit that Section 29 credits are not available for portions of production (the "Disputed Production") from the Subject Hydrocarbons on the ground that (i) the position of Private Letter Ruling 9025002 is incorrect and/or (ii) Section 29 credits are not available for natural gas liquids, then (A) the computation of the Credit Payment Amount shall continue to rely upon the position of such private ruling and continue to include credits from the sale of natural gas liquids subject to Sections 4.6(b) and (c) above; (B) Expense Amounts attributable to the production from the Subject Hydrocarbons shall be escrowed and distributed as required by, and in accordance with, the provisions of Section 9.4 of the Purchase Agreement (if Grantee has not waived its rights to have such amounts escrowed pursuant to such Section 9.4); and (C) Grantor shall have the right to participate, in accordance with the provisions of Section 4.6(g), in challenging the IRS Position that natural gas liquids do not qualify for Section 29 credits and/or that the Wells in question were not timely drilled, as applicable.

                 (f) Should Grantee receive either a 90-day letter or final partnership administrative adjustment (either, an "Adjustment") holding that Section 29 credits are not available for Disputed Production because of one or both of the grounds described in clauses
         (i) and (ii) of Section 4.6(e), then Grantor shall pay Grantee within 60 days of the receipt by Grantor of a copy of the Adjustment, an amount equal to 70% of the amount of all Section 29 credits with respect to Disputed Production prior to the applicable Escrow Commencement Date which were disallowed in the Adjustment based upon the grounds described in clause (i) or (ii) of Section 4.6(e), such payment not to exceed the Expense Amount previously paid by Grantee with respect to such Disputed Production. Upon the Conclusion of the applicable Tax Audit, Grantee shall repay to Grantor any portion of the amount paid pursuant to the preceding sentence that would not have been payable if the Adjustment had conformed to the determinations reached in the Conclusion of the Tax Audit. For purposes of this
         Section 4.6, the terms "Tax Audit," "Escrow Commencement Date" and "Conclusion of a Tax Audit" shall have the meanings given to them in
         Section 9 of the Purchase Agreement, and the term "Expense Amount" shall have the meaning given it in Section 2.2(b) of the Management Agreement.

                 (g) Grantee agrees to keep Grantor fully and promptly informed of all administrative and court proceedings with respect to the position of Private Letter Ruling 9025002 and/or the qualification of natural gas liquids for Section 29 credits. Upon the commencement of any such proceeding, Grantor shall have the right to participate, at its own expense, in challenging the IRS Position that natural gas liquids do not qualify for Section 29 credits and/or that a Well was not timely drilled under the principle of Private Letter Ruling 9025002. Grantee shall fully cooperate in any such challenge, including without limitation the execution of protests, petitions and complaints if requested by Grantor in the course of such challenge, and the determination of the nature, method, timing, forum, strategy, issuances of and response to settlement proposals, counsel and issues in connection with such challenge shall be at the discretion of Grantor. Grantor shall indemnify and hold harmless Grantee with respect to any liability incurred in connection with providing such cooperation, and shall reimburse Grantee for all costs incurred (as incurred and in no event less frequently than quarterly) in doing so, including reimbursement for a reasonable amount of internal overhead, and reasonable attorneys' and accountants' fees. If, in connection with requests for cooperation with respect to such a challenge, Grantee determines that it is likely to incur an expense to a third party other than its own attorneys and accountants, then, before incurring the expense, Grantee shall promptly give notice to Grantor. If Grantor declines to reimburse Grantee for the actual amount to be expended in complying with such request, then Grantee shall be excused from complying with such request.

         4.7 ACCOUNTING FOR INTEREST EXPENSE. For federal income tax purposes, interest with respect to payments under the Production Payment shall be taken into account under the noncontingent bond method of Prop. Treas. Reg.
Section 1.1275-4(b)(2) (or any successor provision of final Treasury Regulations) in accordance with the projected payment schedule attached as
Schedule 2.

         4.8 ALLOCATION OF COSTS AND EXPENSES. Costs and expenses shall be allocated in accordance with the terms and provisions of the Purchase Agreement.

                                   ARTICLE 5
                         OPERATION OF SUBJECT INTERESTS

         5.1 RIGHTS AND DUTIES OF GRANTEE. Grantee (subject to the terms and provisions of any applicable operating agreements and subject to the other provisions of this Assignment and the Management Agreement) as between Grantor and Grantee, has exclusive charge, management and control of all operations to be conducted on the Subject Interests and may take any and all actions which a reasonably prudent operator would deem necessary or advisable in the management, operation and control thereof. Grantee shall promptly (and, unless the same are being contested in good faith and by appropriate proceedings, before the same are delinquent) pay all costs and expenses (including without limitation all taxes and all costs, expenses and liabilities for labor, materials and equipment incurred in connection with the Subject Interests and all obligations to the holders of royalty interests and other interests affecting the Subject Interests) incurred from and after the Effective Date in developing, operating and maintaining the Subject Interests. Grantee shall be obligated to operate and maintain the Subject Interests as would a reasonable and prudent operator under similar circumstances in accordance with good oil field practices. For the Subject Interests which Grantee does not operate, Grantee shall take all such action and exercise all such rights and remedies as are reasonably available to it to cause the operator to so maintain and operate such Subject Interests. Grantee shall be deemed to have fully discharged all of its obligations under this Section 5.1, and shall have no liability to Grantor under this Section 5.1 during any period when the Management Agreement is in effect and Grantee is in compliance with the Management Agreement.

         5.2 SALES OF SUBJECT HYDROCARBONS. Grantee shall have the obligation to market or cause to be marketed the Subject Hydrocarbons in accordance with its good faith business judgment and sound oil field practices. Grantee shall fully discharge its obligations to Grantor under this Section 5.2 during any period when the Gas Purchase Agreement is in effect and Grantee is not in default thereunder. As to any third parties, all acts of Grantee in marketing the Subject Hydrocarbons and all Production Sales Contracts executed by Grantee shall be binding on Grantor and the Production Payment; it being understood that the right and obligation to market the Subject Hydrocarbons is at all times vested in Grantee and Grantor does not have any such right or obligation or any possessory interest in all or part of the Subject Hydrocarbons, except as may be granted by separate agreement or instrument. Accordingly, it shall not be necessary for Grantor to join in any new Production Sales Contracts or any amendments to existing Production Sales Contracts.

         5.3 INSURANCE. Grantee shall obtain or cause to be obtained (and maintain or cause to be maintained during the economic life of the Subject Interests) the types of insurance as in its reasonable good faith business judgment a reasonable and prudent operator would carry under similar circumstances. Grantee shall fully discharge all of its obligations under this Section 5.3, and shall have no liability to Grantor under this Section 5.3 during any period when the Management Agreement is in effect and Grantee is in compliance with the Management Agreement.

         5.4 CONTRACTS WITH AFFILIATES. To the extent not provided for in any applicable operating agreement, Grantee may perform services and furnish supplies and equipment with respect to the Subject Interests, provided that the amount of compensation, price or rental that can be charged to the Net Profits Account therefor must be no less favorable than those available from Non-Affiliates in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Subject Interests.

         5.5     GOVERNMENT REGULATION.    All obligations of Grantee hereunder
shall be subject to and limited by all applicable federal, state and local laws, rules, regulations and orders (including those of any applicable agency, board, official or commission having jurisdiction).

         5.6 ABANDONMENTS. Prior to releasing, surrendering or abandoning any portion of the Subject Interests, Grantee shall first offer in writing to reassign such interest to Grantor, with Grantor assuming all liability and obligations for such interest after such assignment. If Grantor does not accept the offer to reassign within 60 days from such offer, Grantee shall have the right without the joinder of Grantor to release, surrender and/or abandon its interest in the Subject Interests, or any part thereof, or interest therein even though the effect of such release, surrender or abandonment will be to release, surrender or abandon the Production Payment the same as though Grantor had joined therein insofar as the Production Payment covers the Subject Interests, or any part thereof or interest therein, so released, surrendered or abandoned by Grantee.

         5.7     POOLING AND UNITIZATION.

                 (a) Certain of the Subject Interests may have been pooled or unitized for the production of oil, gas and/or minerals prior to the Effective Date or, after the Effective Date, may be so pooled or unitized pursuant to Section 5.7(b). Such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Production Payment in each such Subject Interest shall apply to (and the term "Subject Hydrocarbons" shall include) the production from such units which is attributable to such Subject Interest (and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest) under and by virtue of the applicable pooling and unitization agreements.

                 (b) Grantee shall have the right and power to unitize, pool or combine the lands covered by the Subject Interests, or any portion or portions thereof, with any other land or lease or leases so as to create one or more unitized areas (or, with respect to unitized or pooled areas theretofore created, to dissolve the same or to amend and/or reconfigure the same to include additional acreage or substances or to exclude acreage or substances). If pursuant to any law, rule, regulation or order of any governmental body or official, any of the Subject Interests are pooled or unitized in any manner, the Production Payment insofar as it affects such Subject Interest shall also be deemed pooled and unitized, and in any such event the Production Payment shall apply to (and the term "Subject Hydrocarbons" shall include) the production which accrues to such Subject Interest under and by virtue of such pooling and unitization arrangements and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest under and by virtue of such pooling and unitization arrangement. Notwithstanding the foregoing provisions of this Section 5.7(b), Grantee shall have no right or interest in any well that is not specifically described on Exhibit B or in the production from any such well.

         5.8     NON-CONSENT OPERATIONS.

                 (a) If Grantee elects (subject to Section 5.1) to be a non-participating party (whether pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute or regulatory agency) with respect to any operation on any Subject Interest or elects to be an abandoning party with respect to a Well located on any Subject Interest, the consequence of which election is that Grantee's interest in such Subject Interest or part thereof is temporarily (i.e., during a recoupment period) or permanently forfeited to the parties participating in such operations, or electing not to abandon such Well, then the costs and proceeds attributable to such forfeited interest shall not, for the period of such forfeiture (which may be a continuous and permanent period), be debited or credited to the Net Profits Account and such forfeited interest shall not, for the period of such forfeiture, be subject to the Production Payment.

                 (b) If Grantee elects (subject to Section 5.1) to be a participating party to such an operation, or elects to be a non-abandoning party with respect to such a Well, and any other party or parties have elected not to participate in such operation (or have elected to abandon such Well) with the result that (pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute and/or regulatory agency) Grantee becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently, interests belonging to such other party or parties, then the costs and proceeds attributable to such non-participating parties' interests to which Grantee becomes so obligated and entitled shall be debited and credited to the Net Profits Account as though such interests were part of the Subject Interests.

         5.9 RENEWALS AND EXTENSIONS OF LEASES. The Production Payment and the Reversion Interest shall apply to all renewals, extensions and other similar arrangements (and/or interests therein) of or with respect to any Lease which is included in the Subject Interests, whether or not such renewals, extensions or arrangements have heretofore been obtained by Grantor, or Grantor's predecessors in title, or are hereafter obtained by Grantee as well as to each new lease covering any minerals covered by one or more of the Leases if same are taken or acquired while the relevant Lease is in force and effect or within one year after the lapse thereof.


                                   ARTICLE 6
                        GRANTOR LIABILITY AND EQUIPMENT

         6.1 NO PERSONAL LIABILITY OF GRANTOR. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ASSIGNMENT, GRANTOR SHALL NOT, BY VIRTUE OF THE PRODUCTION PAYMENT OR REVERSION INTEREST RESERVED IN THIS ASSIGNMENT, PERSONALLY BE RESPONSIBLE FOR PAYMENT OF ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH EXPLORING, DEVELOPING, OPERATING, OWNING AND/OR MAINTAINING THE SUBJECT INTERESTS; PROVIDED, HOWEVER, ALL SUCH COSTS, EXPENSES AND LIABILITIES SHALL, TO THE EXTENT THE SAME RELATE TO PERIODS AFTER THE EFFECTIVE DATE, NEVERTHELESS BE CHARGED AGAINST THE NET PROFITS ACCOUNT AS AND TO THE EXTENT HEREIN PERMITTED.

         6.2 OWNERSHIP OF EQUIPMENT. The Production Payment does not include any right, title or interest in and to any of the personal property, fixtures, structures or equipment now or hereafter placed on, or used in connection with, the Subject Interests.


                                   ARTICLE 7
                                   TRANSFERS

         7.1 ASSIGNMENTS BY GRANTEE. Upon prior written notice to Grantor, but under no circumstance requiring Grantor's consent, Grantee shall have the right to transfer membership shares in the limited liability company which comprises Grantee. Upon prior written notice to Grantor, but under no circumstance requiring Grantor's consent, Grantee shall have the right to transfer all or any portion of the Subject Interests; provided, however, that (i) the Subject Interests shall at all times be subject to this Assignment, the Production Payment, the Reversion Interest, the Purchase Agreement and the Limited Power of Attorney contemplated thereunder, the Option, the Gas Purchase Agreement and the Management Agreement, (ii) if such transfer or transfers result in less than all of the Subject Interests being transferred to and held by the same Person, Grantee shall retain the obligation to administer and pay the Production Payment in accordance with the provisions hereof in the same manner as if the Production Payment was held by a single Person, and (iii) Grantee may not make an assignment, transfer, sale, alienation or other disposition of any Subject Interests which would result in such transferred Subject Interests becoming "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended. An assignment of the Subject Interests by Grantee shall not release Grantee from any obligation to Grantor under this Assignment, the Purchase Agreement, the Management Agreement, the Option or the Gas Purchase Agreement.

         7.2 ASSIGNMENTS BY GRANTOR. Upon prior written notice to Grantee, Grantor shall have the right to transfer, pledge, or mortgage at any time and from time to time all or any portion of the Production Payment or Reversion Interest. Any such assignment shall not release Grantor from any obligation to Grantee under the Purchase Agreement, the Management Agreement or the Gas Purchase Agreement, except to the extent provided for in such agreements.

         7.3 CHANGE IN OWNERSHIP OF PRODUCTION PAYMENT OR REVERSION INTEREST. No change of ownership or right to receive payment of the Production Payment or the Reversion Interest, or of any part thereof, however accomplished shall be binding upon Grantee until notice thereof shall have been furnished by the person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a copy of the recorded instrument accomplishing the same or if there be no recorded instrument then a copy of the applicable document accomplishing same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished to Grantee as provided above, the payment or tender of all sums payable on the Production Payment and delivery of all notices may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Grantee.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1 GOVERNING LAW. The validity, effect and construction of this Assignment shall be governed by the law of the State of Colorado, exclusive of the conflict of laws provisions thereof.

         8.2 INTENTIONS OF THE PARTIES. Nothing herein contained shall be construed to constitute either party hereto (under state law or for tax purposes) the agent of, or in partnership with, the other party. If, however, the parties hereto are deemed to constitute a partnership for federal income tax purposes, the parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the IRC, and agree not to take any position inconsistent with such election. In addition, the parties hereto intend that the Production Payment reserved hereby by Grantor shall at all times be treated as an incorporeal (i.e., a non-possessory) interest in real property or land and as a production payment under Section 636 of the IRC, payable out of Gross Proceeds (rather than as a working or any other interest).

         8.3 NOTICES. All notices and other communications required or permitted under this Assignment shall be in writing and, unless otherwise specifically provided, shall be delivered personally, by prepaid telecopy or similar means (with signed confirmed copy to follow by mail in the manner provided below), or (except for quarterly statements provided for under Section
4.5 above which may be sent by regular mail) by registered or certified mail, postage prepaid, or by delivery service for which a receipt is obtained, at the following addresses for Grantor and Grantee, and shall be deemed delivered on the date of receipt.

                 If to Grantor:

                 HS Resources, Inc.
                 1 Maritime Plaza, 15th Floor
                 San Francisco, California  94111
                 Attn:  Chief Financial Officer
                 Telephone:  (415) 433-5795
                 Fax:  (415) 433-5811

                 with a copy to:

                 HS Resources, Inc.
                 1999 Broadway, Suite 3600
                 Denver, Colorado  80202
                 Attn:  General Counsel
                 Telephone:  (303) 296-3600
                 Fax:  (303) 296-3601

                 If to Grantee:

                 Wattenberg Gas Investments, LLC
                 c/o FMR Corp.
                 82 Devonshire Street, R22C
                 Boston, Massachusetts  02109
                 Attention: Roger D. Tullberg
                 Telephone: (617) 563-4791
                 Fax:  (617) 476-6248

                 with a copy to:

                 Sullivan & Worcester
                 One Post Office Square
                 Boston, Massachusetts  02109
                 Attention: Christopher C. Curtis, Esq.
                 Telephone: (617) 338-2839
                 Fax:  (617) 338-2880

                 and a copy to:

                 SSB Investments, Inc.
                 225 Franklin Street, M-8
                 Boston, Massachusetts  02110
                 Attention: Susan Feig
                 Telephone: (617) 654-3685
                 Fax:  (617) 654-4850

Either party may specify an alternative address by giving notice to the other party, in the manner provided in this Section 8.3.

         8.4 FURTHER ASSURANCES. Grantor and Grantee agree to execute and deliver to the other all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee and to reserve to Grantor the rights, titles, interests and estates conveyed to Grantee and reserved by Grantor hereby or intended to be so conveyed and reserved.

         8.5 COUNTERPARTS. This Assignment may be executed in multiple originals, all of which are identical except that, for the convenience of recording, counterparts hereof which are being recorded include only those certain portions of Exhibit A and Exhibit B which include descriptions of properties located in the recording jurisdiction in which the particular counterpart is being recorded. All of such counterparts together shall constitute one and the same instrument.

         8.6 BINDING EFFECT. All the covenants and agreements of Grantor and Grantee herein contained shall be deemed to be covenants running with Grantor's and Grantee's interest in the Subject Interests and the lands affected thereby. All of the provisions hereof shall inure to the benefit of, and shall be binding upon, each of the parties hereto and their respective successors and, subject to the provisions of this Section 8.6, their assigns. Any sale, conveyance, assignment, sublease or other transfer of the Subject Interests, or any interest therein or any part thereof, shall provide that the assignee assume all of the obligations of the assignor with respect to the interest so transferred, and unless the non-assigning party otherwise expressly consents in writing, the assigning party shall also remain liable for the discharge of its obligations.

         8.7 PARTITION. Grantor and Grantee acknowledge that Grantor and Grantee have no right or interest that would permit either to partition any portion of the Subject Interests, and Grantor and Grantee waive any such right.

         8.8 SPECIFIC PERFORMANCE. In addition to any other remedy which Grantor may enjoy under this Agreement, at law or in equity, Grantor shall have the right to seek and enforce the remedy of specific performance by Grantee of its obligations under this Agreement.

         8.9 EFFECTIVE DATE. This Assignment shall become effective for all purposes as of 7:00 a.m. (at the respective locations of the Subject Interests) on the Effective Date.


              [the remainder of this page is intentionally blank]

         IN WITNESS WHEREOF, the parties have executed this Assignment on this 25th day of April, 1996.


                                        GRANTOR:

                                        HS RESOURCES, INC.

[CORPORATE SEAL]
Attest:                                 By:
                                            -----------------------------------
                                        Name:  Annette Montoya
- - --------------------------------        Title: Vice President
Name:  James M. Piccone
Title: Secretary


                                        GRANTEE:

                                        WATTENBERG GAS INVESTMENTS, LLC,
                                        By its Manager, Fontenelle, Inc.

[CORPORATE SEAL]
Attest:                                 By:
                                            -----------------------------------
                                            Gary L. Greenstein
- - --------------------------------            Vice President
Name:  Roger D. Tullberg
Title: Assistant Secretary



                          This Assignment was prepared by:

                          Mark D. Bingham
                          Davis, Graham & Stubbs LLP
                          Suite 4700
                          370 Seventeenth Street
                          Denver, Colorado  80201

COMMONWEALTH OF MASSACHUSETTS    )
                                 ) ss.
COUNTY OF SUFFOLK                )

                 The foregoing instrument was acknowledged before me this 25th day of April, 1996, by Annette Montoya, as Vice President of HS Resources, Inc., a Delaware corporation, on behalf of the corporation.

                 Witness my hand and official seal.



                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)



COMMONWEALTH OF MASSACHUSETTS    )
                                 ) ss.
COUNTY OF SUFFOLK                )


                 The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Gary L. Greenstein, Vice President of Fontenelle, Inc. in its capacity as Manager of Wattenberg Gas Investments, LLC, a Delaware limited liability company on behalf of the company.

                 Witness my hand and official seal.


                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)

                                   SCHEDULE 1

                            SIDETRACK WELLBORE TERMS


1.               DEFINITIONS:

                 "Sidetrack Wellbore" as used in this agreement shall mean and include all down hole operations performed in an existing well (a "Well") in an attempt to establish production through a sidetrack wellbore from a formation in which the Well may or may not currently be completed.

2.               EXPENSES OF SIDETRACK WELLBORES:

                 The costs and expenses of all Sidetrack Wellbore operations shall be borne in accordance with the provisions of Section 13.6 of the Purchase Agreement.

3.               OWNERSHIP OF WELL AND EQUIPMENT:

                 The wellhead equipment and down hole equipment through the depth where the Sidetrack Wellbore commences shall be owned equally by the owners of the Sidetrack Wellbore and the Wellbore. The tubing and equipment run on or in the tubing string shall be owned by the owners of the Well and/or Sidetrack Wellbore being served by the tubing. The casing in the Well below the depth where the Sidetrack Wellbore commences shall be owned by the owners of the Well. The lease facilities shall be owned by the owners of the Well or Sidetrack Wellbore being served thereby, and if both the Well and Sidetrack Wellbore are being served, they shall be owned equally by such owners.

4.               OPERATING RIGHTS OF OWNERS:

                 The rights, duties and obligations of the owners of Wells containing a Sidetrack Wellbore, as set out in the operating or other agreements governing the operation of such wellbores, are not changed, altered or amended by these terms except as specifically provided herein.

                 (a) Subject to the further provisions hereof, the owners of a Well and the owners of the associated Sidetrack Wellbore each have the right to enter the Well. If the owners of a Sidetrack Wellbore desire to drill, operate and maintain a Sidetrack Wellbore in the Well and such work will necessitate the shutting in of the existing production in the Well, the owners of the Well shall be given reasonable notice of such Sidetrack Wellbore and the estimated number of days required to complete such work. Such notice shall be given promptly, either before or after Sidetrack Wellbore drilling or rework operations commence.

                 (b) Should a blowout, explosion, fire or other sudden emergency occur during the course of drilling or rework of any

Sidetrack Wellbore, the owners drilling such Sidetrack Wellbore shall, at their expense, take such steps as are necessary to deal with the emergency and to safeguard life and property, and shall, as promptly as possible, report the emergency and the action taken to the owners of the Well.

                 (c) Should a blowout, explosion, fire or other sudden emergency occur at any time other than during the course of drilling or rework of a Sidetrack Wellbore, the cost of dealing with any such emergency shall be borne equally by the owners of the Well and the Sidetrack Wellbore.

5.               LIABILITIES OF THE OWNERS:

                 If a Sidetrack Wellbore is drilled in a Well, the liabilities of the owners of the Well and the Sidetrack Wellbore shall be as follows:

                 (a) No liability shall be incurred by the owners of the Sidetrack Wellbore for causing production to cease from the Well during the time drilling or rework operations are being conducted on the Sidetrack Wellbore, as long as such operations are conducted with diligence and without unreasonable delay; provided, however that if the number of days required to complete Sidetrack Wellbore operations results in a cessation of production from the Well for a period greater than 90 days, the owners of the Sidetrack Wellbore shall pay to the owners of the Well an amount equal to the lesser of
(i) the product of $0.15 multiplied by the average daily production rate from the Well (in MMBTU/day) prior to the cessation of production for each day that the Well does not produce after such 90-day period, or (ii) an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under (i) or (ii) immediately above, the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                 (b) If the Sidetrack Wellbore drilling or rework operations are continued for a period which might cause the termination of a lease being maintained by production from the Well and any such lease terminates because of the Sidetrack Wellbore operations, the owners of the Sidetrack Wellbore shall be liable to the owners of the Well for an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under the foregoing provisions of this Section 5(b), the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                 (c) If the Sidetrack Wellbore drilling operations disturb or remove the means of separation of the reserves in the Well from the reserves to be exploited from the Sidetrack Wellbore, or otherwise cause a permanent cessation or reduction of production from the Well, the Operator shall, before and after the operation, conduct a test of the Well for the purpose of determining whether or not the producing capacity of the formation completed in the Well has been impaired, by employing the procedure set forth as follows:

                          (1) The producing capacity of the Well shall be determined by comparing the actual production before and after the Sidetrack Wellbore drilling operations during the thirty
                 (30) days in which there was actual production immediately before and after such operations, with the Well producing under similar pressure differential and other conditions. If the producing conditions or equipment size are different, an appropriate applicable method as jointly agreed to by owners of the Sidetrack Wellbore and the owners of the Well will be utilized to determine the effect on deliverabilities which the Sidetrack Wellbore drilling operations caused.

                          (2) If the producing capacity of the Well has been reduced in excess of fifty percent (50%), and there is no cause for such reduction other than the Sidetrack Wellbore operations, damages will be deemed to have occurred. If damage has occurred, the rights and liabilities between the owners of the Sidetrack Wellbore and the owners of the Well shall be adjusted in accordance with the following provisions of this Section 5(c)(2), which adjustments shall constitute the sole and exclusive remedies of the owners of the Well for damage to the producing Well(s).

                 The owners of the Sidetrack Wellbore may, at their sole cost, risk and expense, attempt to restore the Well to 50% or more of its former capacity. If the attempt is unsuccessful, or if no attempt is made, the owners of the Sidetrack Wellbore shall pay damages to the owners of the Well in an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under the foregoing provisions of this Section 5(c)(2), the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

6.               CLASSIFICATION OF PAYMENTS

                 Any payment under Section 5 above, received by the owners of the Well(s), shall not be considered as Gross Proceeds or Other Income for purposes of the Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated April 25, 1996 between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                                   SCHEDULE 2

                   PAYMENT SCHEDULE OF THE PRODUCTION PAYMENT


      Date                        Payment                      Interest
- - --------------------------------------------------------------------------------

                                   EXHIBIT D

                    OPTION TO PURCHASE OIL AND GAS INTERESTS

                 This Option to Purchase Oil and Gas Interests (this "Option") is granted effective as of May 1, 1996 by Wattenberg Gas Investments, LLC, a Delaware limited liability company, 82 Devonshire Street, R22C, Boston, Massachusetts 02109 ("Grantor") to HS Resources, Inc., a Delaware corporation, 1999 Broadway, Suite 3600, Denver, Colorado 80202 ("Grantee").

                 For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor grants and conveys to Grantee the exclusive and irrevocable option to purchase from time to time all or any portion of the following (the "Subject Interests") upon the terms and conditions set forth herein (the "Option"):

                          A. All of Grantor's right, title and interest in and to the oil and gas leases and mineral interests described in Exhibit A, insofar and only insofar as said leases and mineral interests cover the right to produce the wells described in Exhibit B from the intervals in such wells identified in Exhibit B as of the Option Effective Date (the above described interests in such leases and mineral interests being herein called the "Leases" and the above described interest in such wells being herein called the "Wells"), subject to any restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to the Leases and the Wells, and excluding such portion of the Leases and the Wells which were not conveyed to Grantor because of Defective Interests or which were determined to be Excluded Assets (as such terms are defined in the Purchase and Sale Agreement between Grantor and Grantee dated December 1, 1995, as amended by that First Amendment to Purchase and Sale Agreement, Assignment, Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney dated April 25, 1996 (the "Purchase Agreement"), and such exclusions being referred to herein as the "Reserve Reductions");

                          B. The right, title and interest of Grantor in and to overriding royalty interests in the Leases insofar and only insofar as the Leases cover the wellbores associated with the Wells from the producing intervals identified in Exhibit B;

                          C. To the extent affected, the right, title and interest of Grantor in and to, or derived from, the presently existing and valid oil, gas and mineral unitization, pooling, operating and communitization agreements, declarations and orders affecting the

                 Leases and Wells, and in and to the properties covered and the units created thereby;

                          D. To the extent affected, the right, title and interest of Grantor in and to the personal property and fixtures that are appurtenant to the Wells, including all wells, casing, tubing, pumps, separators, tanks, lines and other personal property and oil field equipment appurtenant to such Wells; provided, however, that Grantor shall remain co-owner of any personal property appurtenant to any property owned by Grantor that is not exclusively part of the Wells;

                          E. To the extent affected, the right, title and interest of Grantor in and to and under, or derived from, the presently existing and valid gas sales, purchase, gathering and processing contracts and operating agreements, joint venture agreements, partnership agreements, rights-of-way, easements, permits and surface leases and other contracts, agreements and instruments (but specifically excluding any management agreements), only in relevant part to the extent and insofar as the same are appurtenant to the Leases, Wells and the units referred to in item C above; provided, however, that Grantor shall remain co-owner of any agreements, including unitization and pooling agreements, if they pertain to any property owned by Grantor that is not exclusively part of the Leases or Wells.

                 1. EXERCISE OF THE OPTION. The Option may be exercised as follows:

                                   a.  PRIOR TO JANUARY 1, 2003.  From the date
of this Option until January 1, 2003, Grantee has the right to exercise the Option, without penalty, one or more times to purchase up to a cumulative total of 15% of the Subject Interests (by volume of the sum of the estimated reserves for such Subject Interests under the Freedom Reserve Report contemplated under the Purchase Agreement), less Reserve Reductions, if any (such difference, the "Total Reserves"). If Grantee exercises the Option to purchase a portion of the Subject Interests and such portion by itself, or when added to any other portion of the Subject Interests previously purchased by Grantee pursuant to an earlier exercise of the Option, exceeds 15% of the Subject Interests by volume of the Total Reserves then, in addition to the Option Price, Grantee shall pay to Grantor a penalty payment as set forth below, subject to certain exceptions. At the time Grantee exercises the Option and for the first time a cumulative total of more than 15% of the Subject Interests have been or are to be repurchased, then the penalty payment shall be determined based on the cumulative total of the Subject Interests purchased. If Grantee exercises the Option again for an additional incremental group of Subject Interests, then the penalty payment shall be determined based on the incremental Subject Interests purchased. The foregoing 15% threshold shall be applicable in the aggregate to (i) the Subject Interests under this Option and (ii) the "Subject Interests" under the Option to Purchase Oil and Gas Interests dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132528 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468473 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479554 in the real property records of Yuma County, Colorado (the "Original Option"). The penalty provisions under clauses (1) and (2) below may be effected by Special Purchases under this Option or the Original Option, in which case the penalty provisions of this Option or the Original Option shall apply to the Subject Interests purchased under this Option or the Original Option, respectively.

                                        (1)       Penalty Payment Before 2000.
                 If the Option Effective Date is on or before December 31, 1999, Grantee shall pay to Grantor an amount equal to the product obtained by multiplying $200,000 by a fraction, the numerator of which is the sum of the volume of estimated reserves for the Subject Interests (as set forth in the Reserve Report, less applicable Reserve Reductions) which Grantee desires to purchase and the denominator of which is the volume of Total Reserves (the "Reserve Fraction").

                                        (2)       Penalty Payment, 2000 through
                 2002. If the Option Effective Date is between January 1, 2000 and December 31, 2002, Grantee shall pay to Grantor an amount equal to the product obtained by multiplying $150,000 by the applicable Reserve Fraction.

The foregoing penalty payment amounts shall not be payable if Grantee exercises the Option on or before December 31, 2002 in its entirety with respect to paragraphs (i) through (vii) below, or in part with respect to paragraphs (vi) through (vii) below, in each case which it may do from time to time, because:

                 (i) Credit Payment Amounts (as defined in the Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective May 1, 1996 between Grantor and Grantee (the "Assignment")) are no longer paid or credited to Grantee;

                 (ii) a Tax Audit (as defined in the Purchase Agreement) has commenced and Grantor has not waived its right to an escrow pursuant to
                                   Section 9.4 of the Purchase Agreement;

                 (iii) the Management Agreement dated effective December 1, 1995 between Grantor and Grantee, or any successor agreement (the "Management Agreement") is terminated (other than by or on account of a breach thereof by Grantee), is held invalid or void, or Grantor or its successors or assigns fails to perform thereunder;

                 (iv) Grantor breaches the Purchase Agreement or any agreement contemplated thereunder (other than any obligation of Grantor to pay Expense Amounts in excess of Credit Payment Amounts (as such terms are defined in the Management Agreement)), which breach if uncured would have a material adverse effect on Grantee and which has not been cured by Grantor within 60 days of receipt of a written notice from Grantee of such breach;

                 (v) payments remain unsatisfied for a period exceeding 60 days under one or both of the Contribution Agreements or one or both of the Guaranty Agreements contemplated by the Purchase Agreement;

                 (vi) Grantor denies approval of certain operations on the Subject Interests in accordance with Section 2.1(p) or (q) of the Management Agreement and Grantee elects to exercise the Option on the properties affected by the proposed operations rejected by Grantor;

                 (vii) an aggregate of $9,000,000 in Credit Payment Amounts under the Purchase Agreement has been credited or paid to Grantee.

Notwithstanding anything herein provided to the contrary, prior to December 31, 1996, Grantee agrees that it will not exercise the Option and purchase the Subject Interests so that Grantee may enter into a transaction with a third party under a substantially similar arrangement as the transaction contemplated by the Purchase Agreement for the primary purpose of monetizing the tax credits under Section 29 of the Code, attributable to production from the Subject Interests at a more favorable rate. If Grantee breaches its agreement set forth in the immediately preceding sentence, Grantee shall be obligated to pay Grantor all profits received by Grantee from such third party as a result of the consummation of such transaction with the third party.

                                   b.  ON OR AFTER JANUARY 1, 2003 UNTIL
JANUARY 1, 2005. From January 1, 2003 until January 1, 2005, Grantee has the right to exercise the Option one time to purchase the remaining Subject Interests as an entirety without penalty for the associated Option Price.

                                   c.  PARTIAL EXERCISE LIMITED.  Grantee may
not exercise the Option to purchase in the aggregate more than 25% of the Total Reserves unless Grantee exercises the Option as to all of the Subject Interests; provided, however that this limitation shall not apply to exercises of the Option contemplated by Paragraphs 1.a.(vi) and (vii) above.

                                   d.  MINIMUM PAYMENT.  If the Option is
exercised by Grantee, from time to time, on or prior to   December 31, 1998,
Grantee shall pay to Grantor a payment equal to (i) $340,000, if the Option is exercised in full, or (ii) $340,000 multiplied by the Reserve Fraction if the Option is exercised in part, which amount shall apply to, and be a direct off-set of, the Option Price for all purchased Subject Interests. In no event shall the aggregate of payments under the immediately preceding sentence ever exceed $340,000. The penalties set forth in Paragraph 1.a. are in addition to the minimum payment set forth in the immediately preceding sentence.

                 2.       OPTION TERM.   The Option shall terminate on January
1, 2005 (the "Option Term").

                 3. METHOD OF EXERCISE. To exercise the Option within the Option Term, Grantee must deliver written notice of such exercise, delivered personally, by prepaid telecopy or similar means (with signed confirmed copy to follow by mail in the manner provided below), or by registered or certified mail, postage prepaid, or by delivery service for which a receipt is obtained, at the addresses set forth below, and shall be deemed delivered on the date of receipt.

                          Wattenberg Gas Investments, LLC
                          c/o FMR Corp.
                          82 Devonshire Street, R22C
                          Boston, Massachusetts  02109
                          Attention: Roger D. Tullberg
                          Telephone: (617) 563-4791
                          Fax:  (617) 476-6248

                          with a copy to:

                          Sullivan & Worcester
                          One Post Office Square
                          Boston, Massachusetts  02109
                          Attention: Christopher C. Curtis, Esq.
                          Telephone: (617) 338-2839
                          Fax:  (617) 338-2880
                          and a copy to:

                          SSB Investments, Inc.
                          225 Franklin Street, M-8
                          Boston, Massachusetts  02110
                          Attention: Susan Feig
                          Telephone: (617) 654-3685
                          Fax:  (617) 654-4850

Grantor may specify an alternative address by giving written notice to Grantee of such change.

                 4. OPTION EFFECTIVE DATE. The effective date of a purchase of all or any portion of the Subject Interests pursuant to the Option (the "Option Effective Date") shall be the first day of the month following the date Grantor receives the notice of exercise of the Option specifying the Subject Interests which Grantee desires to purchase pursuant to such exercise of the Option.

                 5. OPTION PRICE. The purchase price (the "Option Price") for the Subject Interests, or any portion thereof, shall be the appraised current fair market value of the Subject Interests in question as of the Option Effective Date. Unless Grantor and Grantee agree otherwise, the appraised fair market value of the Subject Interests in question shall be the present value as of the Option Effective Date of the future net revenue estimated to be received therefrom, determined in accordance with generally accepted engineering principles in effect at the time, by Williamson Petroleum Consultants, Inc. or some other nationally recognized petroleum engineering firm agreed upon by Grantor and Grantee. The price of natural gas used in the forecast shall be based on an unescalated average gas price for the most recent 12-month period, as quoted in the first monthly publication of Inside FERC's Gas Market Report for the Colorado Interstate Gas Co. ("CIG") Index (or a mutually agreeable substitute index if such index is no longer published), less an unescalated average gathering and transportation cost from wellhead to the CIG mainline for the most recent 12-month period, multiplied by a factor of 1250 BTU/SCF; the price of hydrocarbon liquids used in the forecast shall be based on the unescalated actual price received on the Subject Interests during the most recent 12-month period; and the costs used in the forecast shall be the unescalated average of the monthly costs attributable to the Subject Interests in question during the most recent 12-month period preceding the Option Effective Date. The discount rate to be applied shall be the 6-month London Interbank Offered Rate in effect on the date on which the fair market value determination is made plus 6%.

                 6. TERMS OF PURCHASE. Upon the closing of the purchase of all or any portion of the Subject Interests pursuant to an exercise of the Option, Grantee shall be entitled to receive the proceeds, accounts receivable, income, revenues, monies and other items attributable to the Subject Interests in question from and after the Option Effective Date in question and same shall be paid over to Grantee, and Grantee shall be liable to pay the expenses attributable to the Subject Interests in question from and after the Option Effective Date in question. Subject to the terms of the Assignment, Grantor shall be entitled to receive the production from the Subject Interests in question prior to the Option Effective Date in question and shall be liable to pay the expenses attributable to the Subject Interests in question prior to the Option Effective Date in question. Upon the closing of the purchase of all or any portion of the Subject Interests pursuant to an exercise of the Option, Grantee shall assume all obligations and liabilities attributable to the ownership or operation of the Subject Interests in question on and after the Option Effective Date in question, including the contractual and regulatory obligations in connection with the Subject Interests in question, and Grantee shall defend, indemnify and hold harmless Grantor (and its successors, assigns, members, officers, managers (including the employees, representatives, agents, successors and assigns of such members), employees, representatives, agents and consultants) from and against all claims, demands, actions, obligations, liabilities and expenses (including reasonable attorney, consultant and expert witness fees) arising from such obligations and liabilities assumed by Grantee hereunder.

                 7. PAYMENT AND CLOSING. The closing of a purchase pursuant to an exercise of the Option shall occur at the offices of Grantee at 9:00 a.m., on a mutually agreed upon business day no later than 30 days from the date Grantor receives the notice of an exercise of the Option. At the closing, Grantee shall deliver by wire transfer of immediately available U.S. funds, to the account designated by Grantor, the Option Price for the Subject Interests in question, and Grantor shall deliver to Grantee an assignment fully executed and in recordable form of the Subject Interests in question dated effective as of the Option Effective Date in question and in form and substance reasonably satisfactory to Grantee with warranty of title as to all matters arising by, through or under Grantor, but not otherwise.

                 8. GOVERNING LAW. The validity, effect and construction of this Option shall be governed by the law of the State of Colorado, without reference to its conflict of laws provisions.

                 9. SPECIFIC PERFORMANCE. In addition to any other remedy which Grantee may enjoy under this Option, at law or in equity, Grantee shall have the right to seek and enforce the remedy of specific performance by Grantor of its obligations under this Option.

                 10. FURTHER ASSURANCES. Grantor and Grantee agree to execute and deliver to the other all such other and additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the rights, titles, interests and estates conveyed to Grantee hereby or intended to be so conveyed.

                 11. COUNTERPARTS. This Option may be executed in multiple originals, all of which are identical except that, for the convenience of recording, counterparts hereof which are being recorded include only those certain portions of Exhibit A which include descriptions of properties located in the recording jurisdiction in which the particular counterpart is being recorded. All of such counterparts together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have executed this Option on this 25th day of April, 1996.

                                        GRANTOR:

                                        Wattenberg Gas Investments, LLC
                                        By: its Manager, Fontenelle, Inc.


Attest:                                 By:
                                            -----------------------------------
                                        Name:  Gary L. Greenstein
                                        Title: Vice President
- - --------------------------------
Name:  Roger D. Tullberg
Title: Assistant Secretary

                                        GRANTEE:

                                        HS Resources, Inc.



Attest:                                 By:
                                            -----------------------------------
                                        Name:  Annette Montoya
                                        Title: Vice President
- - --------------------------------
Name:  James M. Piccone
Title: Secretary

COMMONWEALTH OF MASSACHUSETTS    )
                                 ) ss.
COUNTY OF SUFFOLK                )

                 The foregoing instrument was acknowledged before me this 25th day of April, 1996, by Annette Montoya as Vice President of HS Resources, Inc., a Delaware corporation, on behalf of the corporation.

                 Witness my hand and official seal.




                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)




COMMONWEALTH OF MASSACHUSETTS    )
                                 ) ss.
COUNTY OF SUFFOLK                )

                 The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Gary L. Greenstein, Vice President of Fontenelle, Inc., a Delaware Corporation, in its capacity as Manager of Wattenberg Gas Investments, LLC, a Delaware limited liability company on behalf of the Company.

                 Witness my hand and official seal.



                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)

                                   EXHIBIT E

                             FREEDOM RESERVE REPORT


                                  SEE ATTACHED

                                   EXHIBIT F

                        PREFERENTIAL RIGHTS AND CONSENTS


                                      NONE

                                   EXHIBIT G

                                  PREPAYMENTS



                                      NONE

                                   EXHIBIT H

                                 GAS IMBALANCES


                                      NONE

                                   EXHIBIT I

                             OPERATIONS IN PROGRESS



                                  SEE ATTACHED

                                   EXHIBIT J

                          HYDROCARBON SALES CONTRACTS

                                   EXHIBIT K

                               LEGAL PROCEEDINGS


                 During 1994, HS Resources, Inc. (the "Company") was named as a defendant, in addition to three other companies, in an action brought by certain landowners in Colorado. The action challenges certain mineral reservations of one of the Company's assignor in its original surface conveyance involving two small tracts of the Company's minerals.

                 In February of 1995, the Company was named as one of many defendants in a suit brought by several royalty owners in Northeast Colorado seeking royalty payments on certain deductions from gas sales.

                 While the Company cannot predict the ultimate outcome of these matters, based on facts presently known to it, the Company does not believe adverse resolution of either of these matters will have a material impact on its financial condition or the results of operations.

                                   EXHIBIT L

                                TAX PARTNERSHIPS



                                      NONE

                                   EXHIBIT M

                           NO NGPA CERTIFICATE FILED


    WELL                      OPERATOR                  LOCATION
    ----                      --------                  --------

VICTOR C29-10             HS Resources, Inc.        NWSE 29-T4N-R64W

VICTOR G14-14             HS Resources, Inc.        SESW 14-T4N-R64W

                                   EXHIBIT N

                        NON-FOREIGN OWNERSHIP DISCLOSURE


                          SEE ATTACHED FORM - DR 1083
                                   REGARDING
                     COLORADO REAL PROPERTY WITHHOLDING TAX

                                   EXHIBIT O

                          RATIFICATION OF OBLIGATIONS


                 THIS RATIFICATION OF OBLIGATIONS (this "Ratification") dated April 25, 1996, but effective May 1, 1996 is entered into by FMR Corp., a Massachusetts corporation ("FMR"), State Street Boston Corporation, a Massachusetts corporation ("State Street"), Fontenelle, Inc., a Delaware corporation and affiliate of FMR ("Fontenelle"), Bald Prairie, Inc., a Delaware corporation and affiliate of FMR ("Bald Prairie"), and SSB Investments, Inc., a Massachusetts corporation and affiliate of State Street ("SSBI"). FMR, State Street, Fontenelle, Bald Prairie and SSBI are collectively referred to herein as the "Parties," and singularly as a "Party."


                                    Recitals

                 A. Fontenelle, Bald Prairie and SSBI are members (the "Members") of Wattenberg Gas Investments, LLC, a Delaware limited liability company ("WGI"), in accordance with the terms of the Operating Agreement of WGI dated as of November 8, 1995, and amended and restated as of April 25, 1996 (the "LLC Agreement").

                 B. Pursuant to Article 3 of the LLC Agreement, the Members are obligated to make certain capital contributions with respect to WGI.

                 C. WGI entered into that certain Purchase and Sale Agreement dated December 1, 1995 with HS Resources, Inc. (the "Purchase Agreement"), wherein WGI acquired certain oil and gas interests located in Colorado (the "Assets").

                 D. Pursuant to the Purchase Agreement, Fontenelle and Bald Prairie executed a Contribution Agreement with WGI dated December 14, 1995 (the "FMR Contribution Agreement"), wherein they agreed to contribute funds to WGI in accordance with the LLC Agreement. FMR entered into a Guaranty Agreement with WGI dated December 14, 1995 (the "FMR Guaranty") to guarantee the payment and performance of Fontenelle's and Bald Prairie's obligations under the FMR Contribution Agreement. Fontenelle and Bald Prairie desire to amend Section 1 of the FMR Contribution Agreement, as set forth herein, and FMR acknowledges and accepts such amendment for purposes of the FMR Guaranty.

                 E. Pursuant to the Purchase Agreement, SSBI executed a Contribution Agreement with WGI dated December 14, 1995 (the "SS Contribution Agreement"), wherein it agreed to contribute funds to WGI in accordance with the LLC Agreement. State Street entered into a Guaranty Agreement with WGI dated December 14, 1995 (the "SS Guaranty") to guarantee the payment and performance of SSBI's obligations under the SS Contribution Agreement.

                 F. WGI and HS entered into a First Amendment to Purchase and Sale Agreement, Assignment, Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney dated April 25, 1996 (the "First Amendment"), wherein HS agreed to sell and WGI agreed to purchase certain oil and gas interest which HS recently acquired from Freedom Energy, Inc. (the "Freedom Assets") and to provide for other amendments and modifications to the Purchase Agreement.

                 G. The Parties desire to ratify their respective obligations under the FMR Contribution Agreement, as amended, the FMR Guaranty, the SS Contribution Agreement and the SS Guaranty which were given with respect to the Assets under the Purchase Agreement to include the Freedom Assets under the First Amendment.

                 NOW THEREFORE, in consideration of the mutual benefits the Parties will each receive as a result of WGI entering into the First Amendment, the Parties each respectively agree as follows:

                 1. Amendment to FMR Contribution Agreement. Fontenelle and Bald Prairie agree to an amendment, and FMR consents to such amendment, of
Section 1 of the FMR Contribution Agreement to delete the provisions of Section 1 in its entirety and to replace such provisions with the following:

                 Fontenelle and Bald Prairie hereby unconditionally agree jointly and severally to contribute to WGI, when and as required to be contributed, an amount (the "Contribution Amount") equal to 76% multiplied by the total amount of capital required to be contributed to WGI by the members of WGI pursuant to Article 3 of the LLC Agreement.

                 2. Ratification. The Parties ratify their respective individual and joint, if any, obligations under the FMR Contribution Agreement, as amended in Section 1 above, the FMR Guaranty, the SS Contribution Agreement and the SS Guaranty to include and incorporate the Freedom Assets into and with the Assets under the Purchase Agreement.

                 3. No Conditions. Each Party represents as to itself that (i) there are no conditions precedent to the effectiveness of this Ratification that have not been satisfied or waived, (ii) this Ratification has been duly authorized by all necessary corporate action, (iii) this Ratification is binding upon and enforceable against the Party, and (iv) that the undersigned officer of the Party has determined that this Ratification may reasonably be expected to benefit, directly or indirectly, the Party.

                 4.       Counterparts.    This Ratification may be executed in
one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party.


                 IN WITNESS WHEREOF, the Parties have caused this Ratification to be duly executed and delivered by their respective duly authorized representatives as of the date first written above.


FMR CORP.                               STATE STREET BOSTON CORPORATION



By:                                     By:
    ----------------------------            -----------------------------
Name:  Gary L. Greenstein               Name:  William M. Reghitto
Title: Vice President                   Title: Vice President


FONTENELLE, INC.                        SSB INVESTMENTS, INC.



By:                                     By:
    ----------------------------            -----------------------------
Name:  Gary L. Greenstein               Name:  Susan A. Feig
Title: Vice President                   Title: Vice President



BALD PRAIRIE, INC.



By:
    ----------------------------
Name:  Gary L. Greenstein
Title: Vice President

                                   EXHIBIT P

                         CONVEYANCE OF DRILLING RIGHTS


                 THIS CONVEYANCE OF DRILLING RIGHTS (this "Conveyance") dated April 25, 1996, but effective May 1, 1996 (the "Effective Date") is from WATTENBERG GAS INVESTMENTS, LLC, a Delaware limited liability company with offices at 82 Devonshire Street, R22C, Boston, Massachusetts 02109 (hereinafter referred to as "Assignor"), to HS RESOURCES, INC., a Delaware corporation with offices at 1999 Broadway, Suite 3600, Denver, Colorado 80202 (hereinafter referred to as "Assignee").


                                    Recitals

                 A. Assignor and Assignee are parties to that Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132527 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468472 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479553 in the real property records of Yuma County, Colorado (collectively, the "Assignment").

                 B. Assignor and Assignee are parties to that First Amendment to Purchase and Sale Agreement, Assignment, Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney of even date herewith (the "First Amendment").

                 C. The leases subject to the Assignment are defined in the First Amendment as the "Leases." The Leases are limited to certain formations in certain wells. The wells subject to the Assignment are defined in the First Amendment as the "Wells."

                 D. Pursuant to the Assignment, Assignee assigned to Assignor all of Assignee's right, title and interest in and to the Leases, limited to the wellbore of the Wells and to the formations identified in the Assignment.

                 E. Pursuant to the First Amendment, Assignor agreed to convey to Assignee certain drilling rights in the Wells and Leases, as set forth herein.

                 FOR AND IN CONSIDERATION of (i) Assignee entering into the First Amendment and (ii) the mutual agreements, covenants and obligations set forth herein, Assignor and Assignee agree as follows:

                                   Conveyance

                 1. Assignor does hereby BARGAIN, SELL, TRANSFER, SET OVER, GRANT, ASSIGN, CONVEY and DELIVER unto Assignee the right to drill sidetrack wellbores and to produce oil, gas and other hydrocarbons from completions in such sidetrack wellbores from the Wells identified in Exhibit B attached hereto with respect to the Leases identified in Exhibit A attached hereto and limited to the formations identified in Exhibit B, insofar and only insofar as (i) such drilling operations are in accordance with local, state and federal governmental authorities having jurisdiction over such operations, or
(ii) such drilling operations are conducted primarily to exploit oil and gas reserves which cannot be economically or efficiently produced from the wellbores of the Wells conveyed hereunder under the Assignment (the "Drilling Rights").

                 This Conveyance includes, to the extent Assignor may lawfully assign same, Assignor's corresponding right, title, interest and estate in and to the property and rights incident to the Drilling Rights and the lands covered thereby or unitized therewith, including, without limitation:

                 a. A corresponding right to the presently existing oil, gas or mineral unitization, pooling and communitization agreements, declarations and orders relating to the Leases and the units associated therewith (including, without limitation, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction), which relate to any of the Leases.

                 b. A corresponding right to the presently existing oil and gas, sales, purchase, exchange and processing contracts, casinghead gas contracts, operating agreements, joint venture agreements, area of mutual interest agreements, farmout and farmin agreements and all other contracts, agreements and instruments which relate to any of the Leases or Wells and to the production of oil, gas and other minerals from or attributable to the Leases or Wells, but only insofar as such contracts, agreements and instruments relate to the rights conveyed herein.

                 c. A corresponding right to all personal property, improvements, lease and well equipment, easements, permits, licenses, servitudes and rights-of-way situated upon or used or useful or held for future use in connection with the exploration, development or operation or maintenance of the Leases or Wells, or any unit or units or operation or maintenance of the Leases or Wells, or any unit or units in which part or parts of the Leases or Wells may be included, provided this

                 Conveyance is subject to the terms and conditions of each easement, license, permit and servitude, including any limitation upon the right of assignment.

                 d. A corresponding right to Assignor's right, title, interest and estate, whether real, personal or mixed, of every nature and description in and to the lands described on Exhibit A, whether such right, title, claim or interest be under and by virtue of an oil, gas and mineral lease, an operating agreement, a unitization, pooling or communitization agreement, declaration or order, a division order, a transfer order or any type of contract, conveyance or instrument, or under and by virtue of any type of claim or title, legal or equitable recorded or unrecorded, and even though Assignor's interests therein be incorrectly described in or a description of such interest be omitted from the exhibit thereto.

                 TO HAVE AND TO HOLD the above-described Drilling Rights, together with all and singular the rights and privileges appertaining thereto, unto Assignee and its successors and assigns forever, subject to all existing burdens on the Leases and the matters set forth below.

                 Assignor and Assignee shall have concurrent rights of ingress and egress to and from the lands covered by the Leases for the purpose of exploring for, drilling for, producing and marketing the hydrocarbons owned by each of them at their respective depths and locations under the terms of the Leases. Further, each party shall own and hold proportionally any and all rights granted in the Leases or otherwise relating thereto pursuant to any agreements, surface leases, permits, rights-of-way, pooling declarations, licenses, governmental regulations or other grant or instrument as incident to and for the purpose of exploring for, drilling for and producing the minerals owned by them in their respective depths and locations including the right to drill pursuant to this Conveyance, lay and maintain pipelines and waterlines, dig pits, erect structures and to perform any and all other operations incident to the rights and interests therein.

                 Assignee shall not be entitled to exercise the Drilling Rights as to any well if such exercise would likely result in a termination of production from the associated Well for a period exceeding 90 days. Assignee shall promptly give Assignor reasonable notice concerning such exercise, provided that such notice may be given either before or after the commencement of the drilling of a sidetrack wellbore in a Well. All exercises of the Drilling Rights must be conducted in accordance with the provisions of the Sidetrack Wellbore Terms attached hereto as Schedule 1.

                 It is understood and agreed that this Conveyance is made and accepted subject to all terms and conditions of the First Amendment, which shall survive the execution of this Conveyance in accordance with its terms and which First Amendment is made by reference part hereof for all purposes. In the event there is any conflict between the terms of this Conveyance and the First Amendment, the terms of the latter shall prevail.

                 This Conveyance is made without warranty of title, either expressed or implied, except that Assignor does hereby bind itself to warrant and defend title to the described interests unto Assignee against every person whomsoever may claim the Drilling Rights, or any part thereof, by, through or under Assignor, but not otherwise.

                 Assignor and Assignee agree to execute such appropriate federal or state agency forms to permit Assignee to realize the benefit and enjoyment of the Drilling Rights. All such additional conveyances shall be considered counterparts hereof and not additions hereto; all of the terms, conditions and covenants of this Conveyance and the First Amendment shall be deemed incorporated into such conveyances.

                 The provisions hereof shall be covenants running with the land and shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

                 IN WITNESS WHEREOF, the parties have executed this Conveyance on this 25th day of April, 1996.

                                        ASSIGNOR:

                                        Wattenberg Gas Investments, LLC
                                        By: its Manager, Fontenelle, Inc.

Attest:                                 By:
                                            -----------------------------------
                                        Name:  Gary L. Greenstein
                                        Title: Vice President
- - --------------------------------
Name:  Roger D. Tullberg
Title: Assistant Secretary

                                        ASSIGNEE:

                                        HS Resources, Inc.



Attest:                                 By:
                                            -----------------------------------
                                        Name:  Annette Montoya
                                        Title: Vice President
- - --------------------------------
Name:  James M. Piccone
Title: Secretary

COMMONWEALTH OF MASSACHUSETTS     )
                                  ) ss.
COUNTY OF SUFFOLK                 )

                 The foregoing instrument was acknowledged before me this 25th day of April, 1996, by Annette Montoya as Vice President of HS Resources, Inc., a Delaware corporation, on behalf of the corporation.

                 Witness my hand and official seal.




                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)




COMMONWEALTH OF MASSACHUSETTS     )
                                  ) ss.
COUNTY OF SUFFOLK                 )

                 The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Gary L. Greenstein, Vice President of Fontenelle, Inc., a Delaware Corporation, in its capacity as Manager of Wattenberg Gas Investments, LLC, a Delaware limited liability company on behalf of the Company.

                 Witness my hand and official seal.




                                            -----------------------------------
                                            Notary Public

                                            My commission expires:
                                                                  -------------
(SEAL)

                                   SCHEDULE 1

                            SIDETRACK WELLBORE TERMS


1.               DEFINITIONS:

                 "Sidetrack Wellbore" as used in this agreement shall mean and include all down hole operations performed in an existing well (a "Well") in an attempt to establish production through a sidetrack wellbore from a formation in which the Well may or may not currently be completed.

2.               EXPENSES OF SIDETRACK WELLBORES:

                 The costs and expenses of all Sidetrack Wellbore operations shall be borne in accordance with the provisions of Section 13.6 of the Purchase Agreement.

3.               OWNERSHIP OF WELL AND EQUIPMENT:

                 The wellhead equipment and down hole equipment through the depth where the Sidetrack Wellbore commences shall be owned equally by the owners of the Sidetrack Wellbore and the Wellbore. The tubing and equipment run on or in the tubing string shall be owned by the owners of the Well and/or Sidetrack Wellbore being served by the tubing. The casing in the Well below the depth where the Sidetrack Wellbore commences shall be owned by the owners of the Well. The lease facilities shall be owned by the owners of the Well or Sidetrack Wellbore being served thereby, and if both the Well and Sidetrack Wellbore are being served, they shall be owned equally by such owners.

4.               OPERATING RIGHTS OF OWNERS:

                 The rights, duties and obligations of the owners of Wells containing a Sidetrack Wellbore, as set out in the operating or other agreements governing the operation of such wellbores, are not changed, altered or amended by these terms except as specifically provided herein.

                 (a) Subject to the further provisions hereof, the owners of a Well and the owners of the associated Sidetrack Wellbore each have the right to enter the Well. If the owners of a Sidetrack Wellbore desire to drill, operate and maintain a Sidetrack Wellbore in the Well and such work will necessitate the shutting in of the existing production in the Well, the owners of the Well shall be given reasonable notice of such Sidetrack Wellbore and the estimated number of days required to complete such work. Such notice shall be given promptly, either before or after Sidetrack Wellbore drilling or rework operations commence.

                 (b) Should a blowout, explosion, fire or other sudden emergency occur during the course of drilling or rework of any

Sidetrack Wellbore, the owners drilling such Sidetrack Wellbore shall, at their expense, take such steps as are necessary to deal with the emergency and to safeguard life and property, and shall, as promptly as possible, report the emergency and the action taken to the owners of the Well.

                 (c) Should a blowout, explosion, fire or other sudden emergency occur at any time other than during the course of drilling or rework of a Sidetrack Wellbore, the cost of dealing with any such emergency shall be borne equally by the owners of the Well and the Sidetrack Wellbore.

5.               LIABILITIES OF THE OWNERS:

                 If a Sidetrack Wellbore is drilled in a Well, the liabilities of the owners of the Well and the Sidetrack Wellbore shall be as follows:

                 (a) No liability shall be incurred by the owners of the Sidetrack Wellbore for causing production to cease from the Well during the time drilling or rework operations are being conducted on the Sidetrack Wellbore, as long as such operations are conducted with diligence and without unreasonable delay; provided, however that if the number of days required to complete Sidetrack Wellbore operations results in a cessation of production from the Well for a period greater than 90 days, the owners of the Sidetrack Wellbore shall pay to the owners of the Well an amount equal to the lesser of
(i) the product of $0.15 multiplied by the average daily production rate from the Well (in MMBTU/day) prior to the cessation of production for each day that the Well does not produce after such 90-day period, or (ii) an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under (i) or (ii) immediately above, the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                 (b) If the Sidetrack Wellbore drilling or rework operations are continued for a period which might cause the termination of a lease being maintained by production from the Well and any such lease terminates because of the Sidetrack Wellbore operations, the owners of the Sidetrack Wellbore shall be liable to the owners of the Well for an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under the foregoing provisions of this Section 5(b), the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                 (c) If the Sidetrack Wellbore drilling operations disturb or remove the means of separation of the reserves in the Well from the reserves to be exploited from the Sidetrack Wellbore, or otherwise cause a permanent cessation or reduction of production from the Well, the Operator shall, before and after the operation, conduct a test of the Well for the purpose of determining whether or not the producing capacity of the formation completed in the Well has been impaired, by employing the procedure set forth as follows:

                                       (1)  The producing capacity of the Well
                 shall be determined by comparing the actual production before and after the Sidetrack Wellbore drilling operations during the thirty (30) days in which there was actual production immediately before and after such operations, with the Well producing under similar pressure differential and other conditions. If the producing conditions or equipment size are different, an appropriate applicable method as jointly agreed to by owners of the Sidetrack Wellbore and the owners of the Well will be utilized to determine the effect on deliverabilities which the Sidetrack Wellbore drilling operations caused.

                                       (2)  If the producing capacity of the
                 Well has been reduced in excess of fifty percent (50%), and there is no cause for such reduction other than the Sidetrack Wellbore operations, damages will be deemed to have occurred. If damage has occurred, the rights and liabilities between the owners of the Sidetrack Wellbore and the owners of the Well shall be adjusted in accordance with the following provisions of this Section 5(c)(2), which adjustments shall constitute the sole and exclusive remedies of the owners of the Well for damage to the producing Well(s).

                 The owners of the Sidetrack Wellbore may, at their sole cost, risk and expense, attempt to restore the Well to 50% or more of its former capacity. If the attempt is unsuccessful, or if no attempt is made, the owners of the Sidetrack Wellbore shall pay damages to the owners of the Well in an amount equal to the fair market value of the last 5% of the reserves associated with the Well as of the date the Well was acquired by the owners of the Well, based on a reserve evaluation conducted in accordance with the procedures of the Securities and Exchange Commission and using an annual discount rate of 10%. Such payment shall be made within 60 days of the date such obligation accrues. As an alternative to making a payment under the foregoing provisions of this Section 5(c)(2), the owners of the Sidetrack Wellbore may exercise their rights under an appropriate Option to Purchase Oil and Gas Interests between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

6.               CLASSIFICATION OF PAYMENTS

                 Any payment under Section 5 above, received by the owners of the Well(s), shall not be considered as Gross Proceeds or Other Income for purposes of the Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective December 1, 1995 between HS Resources, Inc. and Wattenberg Gas Investments, LLC.

                                   EXHIBIT Q

                         MEMORANDUM OF FIRST AMENDMENT

                 THIS MEMORANDUM OF FIRST AMENDMENT (this "Memorandum") is entered into this 25th day of April, 1996, but effective as of May 1, 1996 (the "Effective Date"), by and between HS RESOURCES, INC., a Delaware corporation having an address of 1999 Broadway, Suite 3600, Denver, Colorado 80202 ("Seller") and WATTENBERG GAS INVESTMENTS, LLC, a Delaware limited liability company having an address of 82 Devonshire Street, R22C, Boston, Massachusetts 02109 ("Buyer"). Seller and Buyer are collectively referred to herein as the "Parties."


                                    Recitals

                 A. The Parties entered into that certain Purchase and Sale Agreement dated December 1, 1995, wherein Buyer purchased from Seller certain oil and gas leases, mineral interests and overriding royalty interests, limited to certain formations in certain wellbores located in Adams, Weld and Yuma Counties in the State of Colorado (referred to herein as the "Agreement").

                 B. Pursuant to the Agreement, Seller and Buyer entered into (i) the Wellbore Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132527 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468472 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479553 in the real property records of Yuma County, Colorado (collectively, the "Original Assignment"); (ii) the Option to Purchase Oil and Gas Interests dated effective December 1, 1995 and recorded December 20, 1995 at Reception No. 132528 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468473 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479554 in the real property records of Yuma County, Colorado (collectively, the "Original Option"); and
(iii) the Management Agreement dated effective December 1, 1995, a memorandum of which was recorded December 20, 1995 at Reception No. 132529 in the real property records of Adams County, Colorado, December 20, 1995 at Reception No. 2468474 in the real property records of Weld County, Colorado, and December 21, 1995 at Reception No. 479555 in the real property records of Yuma County, Colorado (collectively, the "Management Agreement").

                 C. Seller recently acquired certain additional mineral, oil and gas leases and overriding royalty interests from Freedom Energy, Inc., a Colorado corporation (the "Freedom Leases") and certain wells (the "Freedom Wells"). Such Freedom Leases and Freedom Wells, limited to certain formations identified in Exhibit B attached hereto, are referred to herein as the "Freedom Assets."

                 D. The Parties hereby give notice that they entered into a First Amendment To Purchase and Sale Agreement, Assignment, Option, Management Agreement, Gas Purchase Agreement and Limited Power of Attorney dated April 25, 1996, but effective as of May 1, 1996 (the "First Amendment"), whereby (i) Seller sold and Buyer purchased the Freedom Assets, and the Parties amended the Agreement, the Management Agreement, and certain other documents to include the Freedom Assets.

                 The operative provisions of the First Amendment are as follows:

                 1. Exhibit A Supplement for Freedom Leases. The Exhibit A attached to the Management Agreement and other documents was supplemented and replaced with the Exhibit A attached to this Memorandum. References in the Management Agreement and other documents to Lease(s) were defined to include the Freedom Leases, and the provisions of those documents which apply to Leases were made to apply to Freedom Leases to the extent such provisions were applicable.

                 2. Exhibit B Supplement for Freedom Wells. The Exhibit B attached to the Management Agreement and other documents was supplemented and replaced with the Exhibit B attached to this First Amendment. References in the Management Agreement and other documents to Well(s) were defined to include the Freedom Wells, and the provisions of those documents which apply to Wells were made to apply to Freedom Wells to the extent such provisions were applicable.

                 3. Supplement to Assets. References in the Management Agreement to Assets were defined to include the Freedom Assets; provided that any references to "Effective Date" in the effective provisions of the Management Agreement with respect to the Freedom Assets means the Effective Date of this Memorandum.

                 4. Adjustment of Credit Payment Amount. The definition of Credit Payment Amount in Section 1.1 of the Original Assignment was amended. The reference to "$15,000,000" was deleted and replaced with "$9,000,000". Correspondingly, the reference in Paragraph 1.a.(ix) of the Original Option was amended. The reference to "$15,000,000" was deleted and replaced with "$9,000,000".

                 5. Elimination of Sidetrack Wellbore Obligations. All references to any sidetrack wellbore, Sidetrack Wellbore Proposal, Conveyance, Actual Additional Hydrocarbons, Recompletion Production Payment, Recompletion Note, Recompletion Note Payment and Recompletion Cash Payment throughout the Original Assignment, the Original Option and the Management

Agreement were deleted and the language of each respective document was modified to accommodate such deletions.

                 6. Option Penalty Provisions. The provisions of Paragraph 1.a. of the Original Option are hereby amended to provide that the 15% threshold shall apply to the reserves of the Subject Interests attributable to all of the Assets, including the Freedom Assets. The penalty provisions under Paragraph 1.a., clauses (1) and (2) may be effected by Special Purchases under the Option or the Original Option, in which case the penalty provisions shall apply to the assets covered by the Option or Original Option, respectively.

                 7. Definition of Credit Payment Amount. The definition of Credit Payment Amount under Section 1.1 of the Original Assignment is amended to delete the phrase "The Credit Payment Amount shall be determined without regard to whether" and to replace it with the phrase "The Credit Payment Amount shall be determined assuming that". The phrase "or (ii) Grantor is treated as owning an" is deleted and replaced with the phrase "and (ii) Grantee is treated as owning the".

                 8. Definition of Gross Proceeds. The definition of Gross Proceeds under Section 4.2(a)(1) of the Original Assignment is amended to delete the word "including" under clause (ii) and to replace it with the word "excluding." Any such amount so excluded shall be considered Other Income under Section 4.2(b) of the Original Assignment.

                 9. Seller to Serve as Buyer's Representative. The definition of Services in Section 2.1 of the Management Agreement, and as contemplated in the Limited Power of Attorney, is amended to authorize and empower Seller (as Manager under the Management Agreement) to be the representative of Buyer (as the Company under the Management Agreement) as to all hearings, proceedings, filings, permits, bonds, licenses or such other similar matters as they relate to the drilling of sidetrack wellbores from the Wells (including the Freedom Wells) and which relate to any governmental, quasi-governmental or regulatory body or agency (other than the Internal Revenue Service), and to execute all applications, permits, orders, consents, waivers and agreements, as such relate to the Wells with respect to such body or agency. Should a conflict arise between the interests of Seller and Buyer regarding the foregoing matters, Seller shall advise Buyer of (i) any such conflict, and (ii) Buyer's right to represent itself with respect to such matters.

                 10. Environmental Indemnification Regarding Freedom Assets. Section 5.2 of the Management Agreement is amended to add the following provisions:

                 Seller shall defend, indemnify and hold harmless Buyer and its members; officers; partners; directors; employees; agents; administrators and representatives;

                 including the officers, employees, agents, administrators and representatives of such members; from and against all losses which arise directly or indirectly from or in connection with the Freedom Assets involving environmental matters as for all times prior to the Effective Date. Seller shall be responsible for and liable for all costs, expenses, liabilities and obligations accruing or relating to the owning, operating, or maintaining of the Freedom Assets or the producing, transporting and marketing of hydrocarbons from the Freedom Assets relating to periods before the Effective Date.

                 11. Survival of Certain Management Agreement Provisions. The provisions of Section 2.2(b) and of Article 5 of the Management Agreement shall survive the termination of the Management Agreement for any reason with respect to liabilities or obligations under such provisions which accrue or arise during the period of time that the Management Agreement, including any amendments, replacements or renewals thereof, is valid and in effect.

                 12. Documents in Full Force and Effect. Except as expressly amended, replaced or revised in the First Amendment, the Original Assignment, Original Option, and Management Agreement remain in full force and effect, and the rights and interests of the parties thereunder continue unaltered.

                 13. Counterparts. This Memorandum may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.


              [the remainder of this page is intentionally blank]

                 IN WITNESS WHEREOF, the Parties have executed this Memorandum as of the date first written above, but effective as of May 1, 1996.



SELLER:                                 BUYER:

HS RESOURCES, INC.                      WATTENBERG GAS INVESTMENTS, LLC
                                        By: Fontenelle, Inc., Manager


By:                                     By:
    ------------------------------          -------------------------------
Name:  Annette Montoya                  Name:  Gary L. Greenstein
Title: Vice President                   Title: Vice President

                                Acknowledgements

COMMONWEALTH OF MASSACHUSETTS      )
                                   ) ss.
COUNTY OF SUFFOLK                  )

         The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Annette Montoya, Vice President of HS Resources, Inc., a Delaware corporation, on behalf of such corporation.

         Witness my hand and official seal.

My Commission Expires:


- - ---------------------------                 -----------------------------------
                                            Notary Public
[seal]                                      Name:
                                            Address:




COMMONWEALTH OF MASSACHUSETTS     )
                                  ) ss.
COUNTY OF SUFFOLK                 )

         The foregoing instrument was acknowledged before me this 25th day of April, 1996 by Gary L. Greenstein, as Vice President of Fontenelle, Inc., a Delaware corporation, in its capacity as Manager of WATTENBERG GAS INVESTMENTS, LLC, a Delaware limited liability company, on behalf of such company.

         Witness my hand and official seal.


My Commission Expires:


- - ---------------------------                 -----------------------------------
                                            Notary Public
[seal]                                      Name:
                                            Address: